The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424b5
 Reg. No. 333-225831
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 28, 2020
PROSPECTUS SUPPLEMENT
(To prospectus dated May 28, 2020)
Diversified Healthcare Trust
$500,000,000     % Senior Notes Due 2025
COMPANY
•
We are a real estate investment trust organized under Maryland law and own medical office and life science properties, senior living communities and other healthcare related properties throughout the United States.

USE OF PROCEEDS
•
We expect to use the net proceeds from this offering for general business purposes, including to repay our $250.0 million term loan and to reduce amounts outstanding under our revolving credit facility. See “Use of proceeds.”

NOTES
•
We are offering $500.0 million aggregate principal amount of our     % senior notes due 2025, or the notes.

•
Interest on the notes will be payable semiannually on        and        of each year, commencing            , 2020.

•
We may redeem some or all of the notes at any time on or after             2022 at the redemption prices described in this prospectus supplement under the caption “Description of the Notes — Optional Redemption of the Notes.” At any time and from time to time prior to           , 2022, we may also redeem up to 40% of the aggregate principal amount of the notes using the net cash proceeds of certain equity offerings at a redemption price equal to     % of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the applicable redemption date. In addition, at any time prior to            , 2022, we may redeem some or all of the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the applicable redemption date, plus a Make-Whole Amount. We must offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the purchase date, if we experience a change of control under certain circumstances.

•
The notes will be fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by all of our subsidiaries, except for our foreign subsidiaries and certain other excluded subsidiaries. The notes and the guarantees will be effectively subordinated to all of our and the subsidiary guarantors’ secured indebtedness, respectively, to the extent of the value of the collateral securing such secured indebtedness, and will be structurally subordinated to all indebtedness and other liabilities and any preferred equity of any of our subsidiaries that do not guarantee the notes.

•
The notes constitute a new issue of securities with no established trading market and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S- 19 of this prospectus supplement, as well as in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to Diversified Healthcare Trust	%	$

(1)
Plus accrued interest, if any, from the date the notes are issued, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about June   , 2020.
Joint Book-Running Managers
Wells Fargo Securities Citigroup PNC Capital Markets LLC RBC Capital Markets
Joint Lead Managers
BofA Securities BMO Capital Markets Mizuho Securities Regions Securities LLC SMBC Nikko
Co-Managers
Ramirez & Co., Inc. Morgan Stanley US Bancorp UBS Investment Bank
The date of this prospectus supplement is May   , 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
References in this prospectus supplement to “we,” “us,” “our” and “DHC” mean Diversified Healthcare Trust and its consolidated subsidiaries, except in the sections entitled “Prospectus Supplement Summary — The Offering” and “Description of the Notes” or unless the context otherwise requires. References in this prospectus supplement to the “notes” mean the    % senior notes due 2025 offered hereby.
This prospectus supplement contains a description of the terms of the notes and the guarantees thereof. A description of the indenture relating to our debt securities is set forth in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees.” This prospectus supplement, and the information incorporated by reference herein, may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.
It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us, as well as information we previously filed with the Securities and Exchange Commission, or SEC, and incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations, liquidity and prospects may have changed since those dates.

S-ii

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, or our Annual Report;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, or our Quarterly Report;

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2020 and May 20, 2020; and

•
the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report from our definitive Proxy Statement for our 2020 Annual Meeting of Shareholders dated April 13, 2020.

We also incorporate by reference each of the following documents that we may file with the SEC after the date of this prospectus supplement but before the termination of the offering of the notes:
•
reports filed under Sections 13(a) and (c) of the Exchange Act;

•
definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•
any reports filed under Section 15(d) of the Exchange Act.

References in this prospectus supplement to documents or information incorporated by reference shall include documents that are deemed to be incorporated by reference herein pursuant to Item 12 of our Registration Statement on Form S-3, as amended, of which this prospectus supplement and the accompanying prospectus form a part.
You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, emailing or telephoning us at the following address:
Investor Relations
Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8234
info@dhcreit.com

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents referred to in “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.
Our Company
We are a real estate investment trust, or REIT, that was organized under the laws of the State of Maryland in 1998 and which owns healthcare related properties, including medical office and life science properties, senior living communities and other healthcare related properties throughout the United States. As of March 31, 2020, we owned 416 properties located in 38 states and Washington, D.C., including 24 properties classified as held for sale and one life science property owned in a joint venture arrangement in which we own a 55% equity interest. On that date, the gross book value of our real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations and less impairment write downs, was $8.4 billion. Our principal place of business is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 and our telephone number is (617) 796-8350.
Our business plan focuses primarily on investments in medical office and life science properties, senior living communities (including active adult rental properties) and other healthcare related properties. Some properties may combine more than one type of service in a single building or campus.
We believe that the primary market for senior living services is individuals age 75 and older. According to U.S. Census data, the age 75+ demographic is projected to be among the fastest growing age cohorts in the United States over the next 20 years, and according to the Centers for Medicare & Medicaid Services, or CMS, the age 85+ demographic is projected to grow over 30% over the next five years. Also, as a result of medical advances, seniors are living longer, and CMS reports that healthcare spending is projected grow at an average rate of 5.7% per year and reach $6.0 trillion by 2027.
In light of these demographic trends, we believe that the aging of the U.S. population will increase demand for existing medical office and life science properties, senior living communities (including active adult rental properties) and other medical and healthcare related properties. We seek to profit from this demand by, over time, acquiring additional properties and entering into leases and management arrangements with qualified tenants and managers which generate returns to us that exceed our operating and capital costs, including structuring leases that provide for or permit periodic rent increases. Despite this trend, future economic downturns, softness in the U.S. housing market, higher levels of unemployment among our potential residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics could adversely affect the ability of seniors to afford the resident fees at our senior living communities. Further, as discussed further elsewhere in this prospectus supplement and the documents incorporated by reference herein, the COVID-19 pandemic and expected economic impacts therefrom may negatively impact our senior living operations.
We seek to selectively sell properties from time to time when we determine our continued ownership or ongoing required capital expenditures will not achieve desired returns or when we believe we can successfully pursue more desirable opportunities than retaining these properties. We also expect to use sales proceeds to acquire new properties that we believe will help us reduce the average age of our properties, increase our weighted average lease term, reduce our ongoing capital requirements and/or increase our distributions to shareholders. We refer to this as our capital recycling program.

The following charts set forth certain geographic and asset class information regarding our property portfolio as of March 31, 2020:

Portfolio Profile

DHC's historically opportunistic approach to investing in quality healthcare related properties has created a portfolio that is broadly diversified with national scale.

Geographic Diversification By Holdings

WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
DC
AK
HI
# of Property Holdings

Geographic Diversification By Gross Book Value of Real Estate Assets[1][2]

MA	16%	WI	4%
CA	10%	NC	3%
FL	9%	IL	3%
TX	8%	VA	3%
GA	5%	28 Other States + D.C.	35%
MD	4%	Total	100%

Asset Class By NOI[1][3]

(based on Q1 2020 NOI)

Life Science	7%
Medical Office	25%
Independent Living	25%
Assisted Living	18%
Wellness Centers	4%
Skilled Nursing Facilities	%

(1)
Includes 24 properties with gross book value of real estate assets of $287.4 million, which are classified as held for sale in our condensed consolidated balance sheet as of March 31, 2020.

(2)
Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any.

(3)
See below for the calculation of net operating income, or NOI, and a reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to that amount.

Office Portfolio
Our portfolio of medical office and life science properties, or our Office Portfolio, consists of commercial properties constructed for use or operated as medical office space for physicians and other healthcare personnel, and other businesses in medical related fields, including clinics and life science or laboratory uses. Some of our medical office properties are occupied as administrative facilities for healthcare companies, such as hospitals and healthcare insurance companies.

Office Portfolio[1]

38%
Office Portfolio Segment[1]
52%
10%

Life Science

Laboratory and research space.

Patient Care

Clinics, outpatient centers, and doctors' offices.

Other Medical Related

Medical equipment manufacturing & other medical related tenants.

stryker ology BIOSERVICES CEDARS-SINAI abbvie Medtronic Children's Hospital Boston The first place for children AdvocateAuroraHealth PerkinElmer For the Better Quest Diagnostics

VERTEX

- Pharmaceutical company with a focus on medicines that treat cystic fibrosis.
- Market Cap. of approximately $62 billion[2].
- LTM revenues of $4.8 billion[3].
- Approved medicines include SYMDEKO, ORKAMBI, KALYDECO, and TRIKAFTA.

Top 3 Medical Office and Life Science Tenants	Square Feet	Annualized Rental Income[4]	% of DHC Annualized Rental Income[4]	Lease Expiration	Property Type
Vertex Pharmaceuticals, Inc.[5]	1,082,000	$96,580 [5]	15.5% [5]	2028	Life Science
Advocate Aurora Health	643,000	$16,896	2.7%	2024	Medical Office
Cedars-Sinai Medical Center	145,000	$14,922	2.4%	2020 – 2032	Medical Office

(1)
Includes both medical office and life science properties. Based on Q1 2020 NOI. See below for the calculations of NOI and a reconciliation of net income (loss) determined in accordance with GAAP.

(2)
As of close of market, March 31, 2020. Source: The Nasdaq Stock Market LLC.

(3)
LTM GAAP total revenues as reported by Vertex as of the quarter ended March 31, 2020.

(4)
Annualized rental income is based on rents pursuant to existing leases as of March 31, 2020. Annualized rental income includes straight line rent adjustments and estimated recurring expense reimbursement for certain net and modified gross leases and excludes lease value amortization at certain of our medical office and life science properties. Annualized rental income amounts for our medical office and life science properties also include 100% of rental income as reported under GAAP from a property owned in a joint venture arrangement in which we own a 55% equity interest.

(5)
The property leased by this tenant is owned in a joint venture arrangement in which we own a 55% equity interest. Rental income presented includes 100% of rental income as reported under GAAP.

Medical Office and Life Science Dynamics

Strong demographic tailwinds driving healthcare real estate demand.

- Between now and 2030, more than **20% (or the equivalent of 10,000 Baby Boomers per day)** of the total U.S. population will reach the age of 65[1], which is the Medical Office/Life Sciences primary target demographic.
- Physician and clinical services spending is projected to grow at an average rate of **5.4%** per year and reach **$1.2T** by 2027[3].

($ in billions)
Outpatient Services Expenditures (2)
$1,200
$1,000
$800
$600
$400
$200
2020
2021
2022
2023
2024
2025
2026
2027

Life Science VC Funding(3)
Billions ($)
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
9.6% CAGR
Q2 2005
Q1 2006
Q4 2006
Q3 2007
Q2 2008
Q1 2009
Q4 2009
Q3 2010
Q2 2011
Q1 2012
Q4 2012
Q3 2013
Q2 2014
Q1 2015
Q4 2015
Q3 2016
Q2 2017
Q1 2018
Q4 2018
Q3 2019

- The demand for life science innovation is rapidly growing. Real estate is becoming a **key component** for collaborative R&D environments such as incubator spaces in innovation clusters[3].
- Venture capital funding to the life science industry has surged over the past few years, driving employment growth and increased attention from new investors. VC Funding is up 9.6% CAGR since 2005[3].

(1)
Source: U.S. Census Bureau.

(2)
Source: Centers for Medicare & Medicaid Services, Office of the Actuary, September 2018.

(3)
Source: U.S. BLS, CBRE Research, PWCMoneyTree, Q1 2020. Note: Year-over-year changes in 4-quarter rolling sum of VC funding in Biotechnology, Drug Development, Drug Discovery, Disease Diagnostics and Pharma/Drugs.

Calculation and Reconciliation of NOI and Cash Basis NOI(1)
	For the Three Months Ended
($ in 000s)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$110,498	$147,209	$148,011	$153,097	$158,241
Residents fees and services	331,969	108,830	107,816	108,906	108,045
Total revenues	442,467	256,039	255,827	262,003	266,286
Property operating expenses	(316,585)	(126,572)	(125,083)	(120,193)	(117,222)
Property NOI	125,882	129,467	130,744	141,810	149,064
Non-cash straight line rent adjustments	(1,153)	(958)	(1,186)	(430)	(1,934)
Lease value amortization	(1,873)	(1,869)	(1,842)	(1,555)	(1,525)
Non-cash amortization included in property operating expenses(2)	(199)	(200)	(199)	(199)	(199)
Cash Basis NOI	$122,657	$126,440	$127,517	$139,626	$145,406
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net income (loss)	$11,143	$(50,620)	$(27,946)	$(35,816)	$31,504
Equity in losses (earnings) of an investee	—	217	(83)	(130)	(404)
Income tax expense (benefit)	(443)	483	(146)	(35)	134
Loss on early extinguishment of debt	246	27	—	17	—
Gain on lease termination	(22,896)	—	—	—	—
Interest expense	41,650	43,272	44,817	46,412	45,611
Interest and other income	(138)	(351)	(238)	(238)	(114)
Losses (gains) on equity investments, net	9,943	422	(40)	64,448	(22,932)
Dividend income	—	—	—	(923)	(923)
(Gain) loss on sale of properties	(2,782)	(17,803)	(4,183)	(17,832)	122
Impairment of assets	11,234	73,683	33,099	2,213	6,206
Acquisition and certain other transaction related costs	663	1,893	2,492	903	7,814
General and administrative	8,832	8,741	9,604	8,867	9,816
Depreciation and amortization	68,430	69,503	73,368	73,924	72,230
Property NOI	125,882	129,467	130,744	141,810	149,064
Non-cash amortization included in property operating expenses(2)	(199)	(200)	(199)	(199)	(199)
Lease value amortization	(1,873)	(1,869)	(1,842)	(1,555)	(1,525)
Non-cash straight line rent adjustments	(1,153)	(958)	(1,186)	(430)	(1,934)
Cash Basis NOI	$122,657	$126,440	$127,517	$139,626	$145,406

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown above. We define NOI as income from our real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. NOI and

Cash Basis NOI are non-GAAP financial measures and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do.
(2)
We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. class A common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses. On July 1, 2019, we sold our investment in RMR Inc. class A common stock.

Senior Living Communities
Independent Living Communities.   Independent living communities provide high levels of privacy to residents and require residents to be capable of relatively high degrees of independence. An independent living community usually bundles several services as part of a regular monthly charge. For example, an independent living community may include one or two meals per day in a central dining room, daily or weekly maid service or a social director in the base charge. Additional services are generally available from staff employees on a fee for service basis. In some of our independent living communities, separate parts of the property are dedicated to assisted living and/or nursing services. We also own an active adult rental property, which we have classified as an independent living community.
Assisted Living Communities.   Assisted living communities typically have one bedroom or studio units which include private bathrooms and efficiency kitchens. Services bundled within one charge usually include three meals per day in a central dining room, daily housekeeping, laundry, medical reminders and 24 hour availability of assistance with the activities of daily living, such as dressing and bathing. Professional nursing and healthcare services are usually available at the property on call or at regularly scheduled times. In some of our assisted living communities, separate parts of the property are dedicated to independent living and/or nursing services.
Skilled Nursing Facilities.   Skilled nursing facilities, or SNFs, generally provide extensive nursing and healthcare services similar to those available in hospitals, without the high costs associated with operating rooms, emergency rooms or intensive care units. A typical purpose built SNF includes mostly rooms with one or two beds, a separate bathroom and shared dining facilities. Licensed nursing professionals staff SNFs 24 hours per day.
Wellness Centers
Wellness centers typically have gymnasiums, strength and cardiovascular equipment areas, tennis and racquet sports facilities, pools, spas and children’s centers. Professional sports training and therapist services are often available. Wellness centers often market themselves as clubs for which members may pay monthly fees plus additional fees for specific services.
Other Types of Real Estate
In the past, we have considered investing in real estate different from our existing property types and some properties located outside the United States. For example, we recently acquired an age restricted active adult rental property which we have classified as an independent living community, to diversify our portfolio of senior living communities. We may explore these or other alternative investments in the future.
Lease Terms
Our medical office and life science property leases include both “triple net” leases, as described below, and “net” and “modified gross” leases, where we are responsible for operating and maintaining the properties and we charge the tenants for some or all of the property operating expenses. A small percentage of our medical office and life science property leases are “full service” leases where we receive fixed rent from the tenants and do not charge the tenants for any property operating expenses. The leases for some of our senior living communities and all of our wellness centers are “triple net” leases.
Triple net leases generally require the tenants to pay rent and all property operating expenses, to indemnify us from liability which may arise by reason of our ownership of the properties, to maintain the properties at their expense, to remove and dispose of hazardous substances on the properties in compliance with applicable law and to maintain insurance on the properties for their and our benefit. In the event of any damage, or immaterial condemnation, of a leased property, the tenants are generally required to rebuild with insurance or condemnation proceeds or, if such proceeds are insufficient, other amounts made available by us, if any, but if other amounts are made available by us, the rent will be increased accordingly. In the event of any material or total condemnation of a leased property, generally the lease will terminate with respect to that leased property, in which event we will be entitled to the condemnation proceeds and the rent will be reduced accordingly. In the event of any material or total destruction of a leased property, in certain cases the applicable tenant may terminate the lease with respect to that leased property, in which event the tenant will be required to pay us any shortfall in the amount of proceeds we receive from insurance compared to the replacement cost of that leased property.
Our Investment and Operating Policies
Our investment objectives include increasing cash flows from operations from dependable and diverse sources in order to make distributions to our shareholders. To seek to achieve these objectives, we seek to: maintain a strong capital base of shareholders’ equity; invest in strong credit quality properties with strong credit quality tenants and managers; use debt leverage to fund additional investments which increase cash flow from operations because of positive spreads between our cost of investment capital and investment yields; structure investments which generate a minimum return and provide an opportunity to participate in operating growth at our properties; when market conditions permit, refinance debt with additional equity or long term debt; and pursue diversification so that our cash flow from operations comes from diverse properties and tenants.
Our Board of Trustees may change our investment and operating policies at any time without a vote of, or notice to, our shareholders.
Acquisition Policies
Our present acquisition strategy is to seek to acquire additional properties primarily for income and secondarily for appreciation potential. We may purchase individual properties or multiple properties in one portfolio. In implementing this acquisition strategy, we consider a range of factors relating to each proposed acquisition. An important part of our acquisition strategy is to identify and select, or create, qualified, experienced and financially stable tenants and managers.
Disposition Policies
In April 2019, we announced our plan to sell properties to reduce our leverage, with a focus on the sale of underperforming senior living communities and non-core assets. We do not believe that the sales of these properties represent a strategic shift in our business. Upon completion of these contemplated asset sales, we plan to execute a capital recycling program to seek to accretively grow our portfolio. Pursuant to this capital recycling program, we plan to selectively sell certain properties from time to time to fund future acquisitions and to strategically update, rebalance and reposition our investment portfolio, and to achieve and maintain leverage consistent with our investment grade rated peers with a goal of (1) improving the asset quality of our portfolio by reducing the average age, lengthening the weighted average term of our leases and increasing the likelihood of retaining our tenants and (2) increasing our distributions to shareholders. We expect disruptions to future acquisition and disposition activity due to uncertain market conditions as a result of the COVID-19 pandemic and resulting economic conditions.
Other than as described, we generally consider ourselves to be a long term owner of properties and are more interested in the long term earnings potential of our properties and stability of our portfolio than selling properties for short term gains. However, from time to time, we may consider the sale of all or a stake in one or more of our properties or other investments. We make disposition decisions based on a number of factors, including, but not limited to, the following:
•
our ability to lease or operate the affected property on terms acceptable to us or have the affected property managed with our realizing acceptable returns;

•
the manager’s or tenant’s desire to acquire or operate the affected property;

•
the manager’s or tenant’s desire to dispose of or cease operating the affected property;

•
the proposed sale price;

•
the remaining length of the lease relating to the property and its other terms;

•
our evaluation of future cash flows which may be achieved from the property;

•
the strategic fit of the property or investment within our portfolio;

•
the capital required to maintain the property;

•
the estimated value we may receive by selling the property;

•
our intended use of the proceeds we may realize from the sale of a property; and

•
the existence of alternative sources, uses or needs for capital.

Other Investments
We have no policies which specifically limit the percentage of our assets that may be invested in any individual property, in any one type of property, in properties leased to any one tenant or to an affiliated group of tenants or in properties operated by any one tenant or manager or by an affiliated group of tenants or managers or in securities of one or more persons.
We own a significant number of common shares of Five Star Senior Living Inc., or Five Star, and we expect to own these shares for the foreseeable future. However, we may sell some or all of our Five Star common shares, or our ownership interest in Five Star may otherwise be diluted in the future. We may also in the future acquire additional common shares or securities of other entities, including entities engaged in real estate activities. We may invest in the securities of other entities for the purpose of exercising control, or otherwise, make loans to other persons or entities, engage in the sale of investments, offer securities in exchange for property or repurchase or reacquire our securities. As of March 31, 2020, Five Star managed 244 senior living communities for our account.
We prefer wholly owned investments in fee interests. However, circumstances may arise in which we may invest in leaseholds, joint ventures, mortgages and other real estate interests. We may invest or enter into real estate joint ventures if we conclude that by doing so we may benefit from the participation of co-venturers or that our opportunity to participate in the investment is contingent on the use of a joint venture structure. For example, in March 2017, we entered a joint venture with a sovereign investor for one of our life science properties located in Boston, Massachusetts. Further, we may acquire interests in joint ventures as part of an acquisition of properties or entities. We may invest in participating, convertible or other types of mortgages if we conclude that by doing so, we may benefit from the cash flow or appreciation in the value of a property which is not available for purchase. See “Risk Factors — Risks Relating to Our Business — We do not expect to reduce our debt leverage in accordance with the timing contemplated by our previous plans and our debt leverage may remain at or above current levels for an indefinite period.”
Mergers and Strategic Combinations
In the past, we have considered the possibility of entering into mergers or strategic combinations with other companies and we may explore such possibilities in the future.
Impact of COVID-19
In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic, and the United States and many states and municipalities declared public health emergencies due to this pandemic.

The COVID-19 virus has continued to spread throughout the United States and the world. However, the COVID-19 pandemic and various governmental and market responses intended to contain and mitigate the spread of the virus and its detrimental public health impact, have and continue to severely negatively impact the global economy, including the U.S. economy. As a result, most market observers believe the global economy is currently, or will imminently be, in a recession. Our business is focused on healthcare related properties including medical office and life science properties, senior living communities, wellness centers and other medical and healthcare related properties. We believe that the healthcare sector and many of our tenants provide essential services across the United States. Due to restrictions intended to prevent the spread of the virus, certain of our medical office and wellness center tenants, which include physician practices that have discontinued non-essential surgeries and procedures and fitness centers, that have been ordered closed by state executive orders, have experienced disruptions to their businesses. Our senior living operators have also experienced disruptions, including limitations on in person tours, and are experiencing challenges in attracting new residents to their communities in addition to experiencing increased expense levels due to increased labor costs and higher costs and consumption of supplies, including personal protective equipment. Our tenants and their businesses may become increasingly negatively impacted, which may result in our tenants seeking assistance from us regarding their rent obligations owed to us, their being unable or unwilling to pay us rent, their ceasing to pay us rent and their ceasing to continue as going concerns. We expect that our senior living operators will be operating our communities at lower average occupancy with higher operating expenses which will likely lead to decreased returns to us as a result of this pandemic. As of May 25, 2020, we have been notified that 65 of our properties, primarily in our senior housing operating portfolio segment, have had confirmed resident COVID-19 cases, including 578 residents and tenants, and approximately 352 operator or tenant employees.
We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including:
•
our tenants and their ability to withstand the current economic conditions and continue to pay us rent;

•
our senior living community operators’ ability to operate our communities, mitigate and contain the spread of the COVID-19 virus at our communities and to keep the residents and our operators’ employees at our communities safe and healthy;

•
our operations, liquidity and capital needs and resources;

•
conducting financial modeling and sensitivity analyses;

•
actively communicating with our tenants, our operators and other key constituents and stakeholders in order to help assess market conditions, opportunities, best practices and mitigate risks and potential adverse impacts; and

•
monitoring, with the assistance of counsel and other specialists, possible government relief funding sources and other programs that may be available to us, our tenants, or our operators to enable us and them to operate through the current economic conditions and enhance our tenants’ ability to pay us rent or our operators’ ability to operate our communities.

We believe that our current financial position and the capital conservation activities we have implemented will enable us to withstand the COVID-19 pandemic and its aftermath:
•
On April 2, 2020, we announced that we reduced our quarterly cash distribution rate on our common shares to $0.01 per share, conserving approximately $33.3 million of cash per calendar quarter;

•
We have deferred certain previously planned non-essential capital investments, which we expect to save up to $150.0 million in calendar year 2020;

•
As of March 31, 2020, we had $415.0 million of availability under our revolving credit facility and approximately $69.5 million of cash and cash equivalents; and

•
Our next debt maturity is our $250.0 million term loan that matures in June 2020, which can be extended for six-months at our option in exchange for paying a fee of 10 basis points and meeting certain other conditions, and our next significant debt maturity does not occur until $300.0 million of our senior notes mature in December 2021. We expect to use the net proceeds from this offering to repay our $250.0 million term loan.
In light of the above actions, resources, expectations and conditions, we believe that we are well positioned to weather the present disruptions facing the real estate industry and, in particular, the real estate healthcare industry, including senior living. However, as a result of the COVID-19 pandemic, some of our tenants have requested relief from their obligation to pay rent due to us in response of the current economic conditions. We are evaluating these requests on a tenant by tenant basis. As of May 25, 2020, we granted requests for certain of our tenants to defer rent payments totaling $5.0 million with respect to leases that represent, as of May 25, 2020, approximately 3.6% of the recurring monthly cash income we expect to collect over the deferral period, 0.5% of our annualized income from our Office Portfolio and 0.8% of our total annualized rental income. These tenants will be obligated to pay, in most cases, the deferred rents in 12 equal monthly installments commencing in September 2020. These deferred rent amounts did not impact our 2020 first quarter results and will be reflected in our financial results in the applicable future reporting periods.
We do not have any employees and the personnel and various services we require to operate our business are provided to us by The RMR Group LLC, or RMR LLC, pursuant to our business and property management agreements with RMR LLC for our Office Portfolio. RMR LLC has implemented enhanced cleaning protocols and social distancing guidelines at its corporate headquarters and its regional offices, as well as business continuity plans to ensure RMR LLC employees remain safe and able to support us, including providing appropriate information technology such as notebook computers, smart phones, computer applications, information technology security applications and technology support.
With respect to our properties where property management is provided by RMR LLC, RMR LLC has implemented enhanced cleaning protocols and has taken measures to reduce the possibility of persons gathering in groups and in close proximity to each other, for the purpose of mitigating the potential for spreading of COVID-19 infections. Included among these protocols and measures are the following:
•
focusing on sanitizing high touch points in common areas and restrooms;

•
shutting down certain building amenities; and

•
prudently managing the execution or deferment of tenant work orders to limit RMR LLC staff and tenant interactions at our properties.

All RMR LLC property management and engineering personnel have been trained on COVID-19 precaution procedures. As states and local communities across the country have moved to shelter in place orders, RMR LLC has worked to reduce and optimize our operating costs at our properties by:
•
deferring non-emergency work;

•
implementing energy reduction protocols for lighting and HVAC systems;

•
reducing non-essential building services and staff; and

•
reducing the frequency of trash removal.

RMR LLC’s property management teams have also established business continuity plans to ensure operational stability at our properties. RMR LLC has suspended all non-essential work travel, its regional leadership personnel have not been allowed to work in the same locations at the same time, and RMR LLC requires its employees who work at our properties to use personal protective equipment and business continuity bonus pay has been provided to those individuals.
With respect to our senior housing operating portfolio segment, Five Star has taken a number of proactive measures to protect the health and safety of its staff and our residents and patients, including barring all nonessential visitors from our senior living communities and, in certain cases, limiting new resident admissions, enhancing their established flu and infectious disease prevention and control protocols and providing additional training for their staff in infectious disease prevention and control. Additionally, federal, state or local health departments may ban or limit admissions to our senior living communities as a precautionary measure.

There are extensive uncertainties surrounding the COVID-19 pandemic and its aftermath. These uncertainties include among others:
•
future events and effects related to the COVID-19 pandemic;

•
the duration and severity of the current economic downturn;

•
the strength and sustainability of any economic recovery; and

•
the timing and process for how the government and other market participants may oversee and conduct the return of economic activity when the COVID-19 pandemic abates, such as what continuing restrictions and protective measures may remain in place or be added and what restrictions and protective measures may be lifted or reduced in order to foster a return of increased economic activity in the United States.

As a result of these and other uncertainties, we are unable to determine what the ultimate impact will be on our, our tenants’, our operators’ and other stakeholders’ businesses, operations, financial results and financial position and there can be no assurance that our assumptions, estimates or forecasts will be correct, including those related to our, our tenants’, our operators’ and other stakeholders’ ability to withstand the COVID-19 pandemic and its aftermath. See “Risk Factors — Risks Relating to Our Business.”

The Offering
Issuer
Diversified Healthcare Trust
Securities offered
$500.0 million aggregate principal amount of    % senior notes due 2025
Maturity
          , 2025
Interest rate
    % per annum
Interest payment dates
Semiannually in arrears on          and          of each year, commencing          , 2020
Guarantees
The notes will be fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by all of our subsidiaries, except for our foreign subsidiaries and certain other excluded subsidiaries. Such other excluded subsidiaries include, but are not limited to, subsidiaries that are not directly, or indirectly, wholly owned by us and subsidiaries with secured indebtedness secured by properties that are prohibited from guaranteeing indebtedness. As of March 31, 2020, our existing $1.85 billion of senior unsecured notes do not have the benefit of any guarantees.
A subsidiary guarantor’s guarantee of the notes and all other obligations of such subsidiary guarantor under the indenture governing the notes will automatically terminate and such subsidiary guarantor will automatically be released from all of its obligations under such subsidiary guarantee and the indenture under certain circumstances, including on or after the date (a) the notes have an Investment Grade Rating from two Rating Agencies and one of such Investment Grade Ratings is a Mid-BBB Investment Grade Rating (each as defined herein) and (b) no default or event of default has occurred and is continuing under the indenture.
See “Description of the Notes — Subsidiary Guarantees.”
Ranking
Notes:   The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be secured by any of our properties or assets, and, as a result, noteholders will be our unsecured creditors. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such secured indebtedness, and will be structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries that do not guarantee the notes.
As of March 31, 2020, we had indebtedness of approximately $2.9 billion, which will rank equally with the notes. Additionally, as of March 31, 2020, we had no secured debt.
As of March 31, 2020, our subsidiaries that initially will not guarantee the notes had outstanding approximately $775.2 million of total indebtedness and other liabilities (including trade payables, but excluding liabilities owed to us or a subsidiary guarantor), which will be structurally senior to the notes. Additionally, as of March 31, 2020, these non-guarantor subsidiaries had (i) Undepreciated Real Estate Assets (as defined herein) of approximately $945.3 million, representing approximately 12.3% of our consolidated Undepreciated Real Estate Assets and (ii) assets of approximately $1.2 billion, representing approximately 17.4% of our total consolidated assets.
Guarantees:   The guarantees of the notes will be senior unsecured obligations of the subsidiary guarantors and will rank equally with all existing and future unsecured and unsubordinated indebtedness of the subsidiary guarantors outstanding from time to time. The subsidiary guarantees will not be secured by any property or assets, and, as a result, noteholders will be unsecured creditors of the subsidiary guarantors. The subsidiary guarantees will be effectively subordinated to all of the subsidiary guarantors’ secured indebtedness to the extent of the value securing such indebtedness, and will be structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries that do not guarantee the notes.
As of March 31, 2020, our subsidiaries that will initially guarantee the notes had outstanding indebtedness (including capital leases) of approximately $9.9 million, which will rank equally with their subsidiary guarantees, and those subsidiaries had approximately $1.3 million of secured debt, all of which was repaid in May 2020.
Optional redemption
We may redeem some or all of the notes at any time on or after          2022 at the redemption prices described in this prospectus supplement under the caption “Description of the Notes — Optional Redemption of the Notes.” At any time and from time to time prior to          , 2022, we may also redeem up to 40% of the original aggregate principal amount of the notes using the net cash proceeds of certain equity offerings at a redemption price equal to    % of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the applicable redemption date so long as at least 50% of the original aggregate principal amount of the notes remains outstanding after each such redemption. In addition, at any time prior to          , 2022, we may redeem some or all of the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date, plus a Make-Whole Amount. See “Description of the Notes — Optional Redemption of the Notes.”
Change of Control
If a Change of Control (as defined in “Description of the Notes — Certain Defined Terms”) occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the purchase date. See “Description of the Notes — Repurchase of Notes upon a Change of Control.”

Certain covenants
The indenture under which the notes will be issued will contain various covenants, including the following:
•
We will not be able to incur Debt if the aggregate principal amount of our outstanding Debt is greater than 60% of Adjusted Total Assets.

•
We will not be able to incur any Secured Debt if the aggregate principal amount of our outstanding Secured Debt is greater than 40% of Adjusted Total Assets.

•
We will not be able to incur Debt unless our Consolidated Income Available for Debt Service is at least 1.5 times our Annual Debt Service.

•
We will maintain Total Unencumbered Assets of at least 1.5 times our Unsecured Debt.

These covenants are complex and are described in more detail under “Description of the Notes — Certain Covenants.”
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $      million after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general business purposes, including to repay our $250.0 million term loan and to reduce amounts outstanding under our revolving credit facility. Pending such application, we may invest the net proceeds in short term investments, some or all of which may not be investment grade rated. Affiliates of certain of the underwriters are lenders under our $250.0 million term loan and our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding thereunder. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Risk factors
Investing in the notes involves risks that are described in the “Risk Factors” beginning on page S-19 of this prospectus supplement, as well as in the “Risk Factors” section of our Annual Report and our Quarterly Report.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)
You should read the following summary financial information in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and the historical financial statements and related notes included in our Annual Report and our Quarterly Report, each of which is incorporated by reference into this prospectus supplement. See “Information Incorporated by Reference.” The summary historical consolidated financial information for the years ended December 31, 2017, 2018 and 2019 and the summary historical consolidated balance sheet information as of December 31, 2018 and 2019 have been derived from our audited consolidated financial statements included in our Annual Report. The summary historical condensed consolidated financial information for the three months ended March 31, 2019 and 2020 and the summary selected historical condensed consolidated balance sheet information as of March 31, 2020 have been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report. All amounts are in thousands.
	As of March 31,	As of December 31,
	2020	2019	2018
ASSETS
Total real estate properties, gross	$7,434,672	$7,461,586	$7,876,300
Accumulated depreciation	(1,612,328)	(1,570,801)	(1,534,392)
Total real estate properties, net	5,822,344	5,890,785	6,341,908
Assets of properties held for sale	244,881	209,570	1,928
Cash and cash equivalents	69,545	37,357	54,976
Restricted cash	15,691	14,867	15,095
Acquired real estate leases and other intangible assets, net	323,134	337,875	419,244
Other assets, net	228,128	163,372	327,275
Total assets	$6,703,723	$6,653,826	$7,160,426
LIABILITIES AND EQUITY
Debt, net	$3,549,556	$3,501,661	$3,648,417
Other liabilities	366,998	275,115	332,139
Total liabilities	3,916,554	3,776,776	3,980,556
Total equity	2,787,169	2,877,050	3,179,870
Total liabilities and equity	$6,703,723	$6,653,826	$7,160,426

	For the Twelve Months Ended December 31,			For the Three Months Ended March 31,
	2019	2018	2017	2020	2019
Revenues:
Rental income	$606,558	$700,641	$681,022	$110,498	$158,241
Residents fees and services	433,597	416,523	393,707	331,969	108,045
Total revenues	1,040,155	1,117,164	1,074,729	442,467	266,286
Expenses:
Property operating expenses	489,070	451,581	413,492	316,585	117,222
Depreciation and amortization	289,025	286,235	276,861	68,430	72,230
General and administrative	37,028	85,885	103,694	8,832	9,816
Acquisition and certain other transaction related costs	13,102	194	403	663	7,814

	For the Twelve Months Ended December 31,			For the Three Months Ended March 31,
	2019	2018	2017	2020	2019
Impairment of assets	115,201	66,346	5,082	11,234	6,206
Total expenses	943,426	890,241	799,532	405,744	213,288
Gain (loss) on sale of properties	39,696	261,916	46,055	2,782	(122)
Dividend income	1,846	2,901	2,637	—	923
Gains and losses on equity securities, net	(41,898)	(20,724)	—	(9,943)	22,932
Interest and other income	941	667	406	138	114
Interest expense, net	(180,112)	(179,287)	(165,019)	(41,650)	(45,611)
Gain on lease termination	—	—	—	22,896	—
Loss on early extinguishment of debt	(44)	(22)	(7,627)	(246)	—
Income (Loss) from continuing operations before income tax expense and equity in earnings of an investee	(82,842)	292,374	151,649	10,700	31,234
Income tax expense	(436)	(476)	(454)	443	(134)
Equity in earnings of an investee	400	516	608	—	404
Net income (loss)	(82,878)	292,414	151,803	11,143	31,504
Net income attributable to noncontrolling interest	(5,356)	(5,542)	(4,193)	(1,408)	(1,422)
Net income (loss) attributable to common shareholders	$(88,234)	$286,872	$147,610	$9,735	$30,082
Other financial data:
EBITDA(1)	386,695	758,412	594,137	120,780	149,479
EBITDAre(1)	462,200	562,842	553,164	129,232	155,807
Adjusted EBITDAre(1)	518,632	586,006	563,349	117,437	140,904
Last Quarter Annualized Adjusted EBITDAre(1)				469,748	563,616
Cash Flows information:
Cash provided by operating activities	265,845	392,840	419,304	56,312	41,515
Cash used for real estate improvements	(222,417)	(103,804)	(117,213)	(41,045)	(46,237)
Proceeds from sale of properties, net	254,241	332,389	55,068	16,930	2,929

(1)
We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown below. EBITDAre is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown below and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA, EBITDAre and Adjusted EBITDAre are non-GAAP financial measures and should not be considered alternatives to income (loss) from continuing operations or net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with income (loss) from continuing operations and income (loss) as presented in our consolidated statements of comprehensive income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with income (loss) from continuing operations and net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Last Quarter Annualized Adjusted EBITDAre represents Adjusted EBITDAre for the fiscal quarter ended March 31 of the respective year, annualized.
Calculation and reconciliation of EBITDA, EBITDAre and Adjusted EBITDA
	For the Twelve Months Ended December 31,			For the Three Months Ended March 31,
	2019	2018	2017	2020	2019
Net income (loss)	$(82,878)	$292,414	$151,803	$11,143	$31,504
Interest expense, net	180,112	179,287	165,019	41,650	45,611
Income tax expense (benefit)	436	476	454	(443)	134
Depreciation and amortization	289,025	286,235	276,861	68,430	72,230
EBITDA	386,695	758,412	594,137	120,780	149,479
(Gain) loss on sale of properties	(39,696)	(261,916)	(46,055)	(2,782)	122
Impairment of assets	115,201	66,346	5,082	11,234	6,206
EBITDAre	462,200	562,842	553,164	129,232	155,807
General and administrative expense paid in common shares(1)	1,388	2,224	2,155	249	215
Acquisition and certain other transaction related costs	13,102	194	403	663	7,814
Gain on lease termination	—	—	—	(22,896)	—
Loss on early extinguishment of debt	44	22	7,627	246	—
Losses (gains) on equity securities, net(2)	41,898	20,724	—	9,943	(22,932)
Adjusted EBITDAre	$518,632	$586,006	$563,349	$117,437	$140,904

(1)
Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.

(2)
Losses (gains) on equity securities, net, represent the adjustment required to adjust the carrying value of our investments in RMR Inc. class A common stock and Five Star common shares to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

CAPITALIZATION
(amounts in thousands)
(unaudited)
The following table presents our actual capitalization as of March 31, 2020 and our pro forma capitalization after giving effect to the offering of the notes and the application of the net proceeds from this offering.
	As of March 31, 2020
	Actual	Pro Forma(1)
Cash and cash equivalents	$69,545	$69,545
Debt:
Unsecured revolving credit facility	$585,000	$336,500
Unsecured term loan due 2020	250,000	—
Unsecured term loan due 2022	200,000	200,000
Secured debt and capital leases	695,769	695,769
Senior unsecured notes
6.750% Notes due 2020(2)	200,000	200,000
6.750% Notes due 2021	300,000	300,000
4.750% Notes due 2024	250,000	250,000
4.750% Notes due 2028	500,000	500,000
5.625% Notes due 2042	350,000	350,000
6.250% Notes due 2046	250,000	250,000
% Notes due 2025	—	500,000
Total senior unsecured notes	1,850,000	2,350,000
Shareholders’ equity	$2,787,169	$2,787,169
Total capitalization	$6,367,938	$6,366,438

(1)
Pro forma amounts give effect to our issuance of the $500.0 million in principal amount of notes being sold by us in this offering and the application of the net proceeds to repay our $250.0 million term loan and to reduce amounts outstanding under our revolving credit facility. See “Use of proceeds.”

(2)
The 6.750% Notes due 2020 were redeemed in April 2020.

RISK FACTORS
Our business faces many risks, a number of which are described under the caption “Risk Factors” in our Annual Report and our Quarterly Report. The risks described in our Annual Report, our Quarterly Report and below may not be the only risks we face. Other risks of which we are not yet aware, or that we currently believe are not material, may also materially and adversely impact our business operations or financial results. If any of the events or circumstances described in the risk factors contained in our Annual Report, Quarterly Report or described below occurs, our business, financial condition or results of operations could be adversely impacted and the value of an investment in our securities could decline. Prospective investors should consider the risks described in our Annual Report, our Quarterly Report and below, and the information contained under the caption “Warning Concerning Forward-Looking Statements” in this prospectus supplement and in our Annual Report and Quarterly Report before deciding whether to invest in the notes.
Risks Relating to Our Business
Our business, operations, financial results and liquidity have been adversely impacted by the COVID-19 pandemic, and it is not known what the duration of this pandemic will be or what its ultimate adverse impact on us and our business will be, but we expect it will be substantial.
COVID-19 has been declared a pandemic by the World Health Organization, and in response to the outbreak, the U.S. Health and Human Services Secretary has declared a public health emergency in the United States. The COVID-19 pandemic has had a devastating impact on the global economy, including the U.S. economy, and has resulted, or is expected to result, in a global economic recession. These conditions have materially and adversely impacted our and our tenants’ and our senior living communities’ managers’ businesses, results of operations and liquidity.
Our senior living communities have experienced increased operating costs. These increased costs result from staffing, including overtime, particularly if a community experiences a reduction in available personnel due to illness or otherwise, the increased need and cost for supplies, including personal protective equipment, adopting enhanced disinfection measures and/or implementing quarantines for residents. In addition, our senior living communities are experiencing downward pressures on occupancy as a result of restrictions on allowing outside persons to enter senior living communities due to social distancing and other containment measures, limitations on prospective residents being able to visit our senior living communities and perceptions that senior living communities are unsafe during a pandemic or other widespread illness. The occupancy at senior living communities may significantly decrease and the costs for operating those senior living communities may significantly increase during the COVID-19 pandemic and its aftermath. Those conditions would reduce the returns we realize from our senior living communities and the fees earned by the manager of our senior living communities, and these conditions may result in residents at our senior living communities being unable or unwilling to pay us rent and resident fees. Further, our manager and tenants may be limited in operating our senior living communities if they are unable to obtain the necessary staffing and supplies, such as a result of illness of staff, shortages of supplies due to supply chain or production challenges, or for other reasons. Additionally, downturns or stagnation in the U.S. housing market as a result of an economic downturn could adversely affect the ability, or perceived ability, of seniors to afford the resident fees and services at our senior living communities as prospective residents may use the proceeds from the sale of their homes to cover the cost of such fees.
In addition, economic downturns and recessions in the United States have historically negatively impacted the commercial office real estate market, including increased tenant defaults, decreased occupancies and reduced rental rates. We expect that the current economic conditions will have similar negative impacts on our Office Portfolio and that the extent of those negative consequences will depend to a large extent on the duration and depth of the economic recession in the United States and the strength and sustainability of any economic recovery that may follow.
We cannot predict the extent and duration of the COVID-19 pandemic or the severity and duration of its economic impact, but we expect it will be substantial. Potential consequences of the current unprecedented measures taken in response to the spread of the COVID-19 virus, and current market disruptions and volatility affecting us include, but are not limited to:
•
our tenants’ and manager’s inability to operate their businesses and our properties if the health of their and our respective management personnel and other employees is affected, particularly if a significant number of individuals are impacted;

•
reduced economic demand resulting from mass employee layoffs or furloughs in response to governmental action taken to slow the spread of the COVID-19 virus, which could impact the continued viability of our tenants and manager;

•
increased risk of our tenants and manager being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as a going concern and to pay rent and returns to us;

•
increased risk of default or bankruptcy of our tenants and manager;

•
our inability to execute improvements to our properties due to a construction moratorium or decrease in available construction workers or construction activity, including required inspectors and governmental personnel for permitting and other requirements, and due to our need to maintain our liquidity;

•
possible significant declines in the value of our properties;

•
our inability to accurately or reliably value our portfolio;

•
our inability to comply with financial covenants that could result in our defaulting under our debt agreements;

•
our failure to pay interest and principal when due under our outstanding debt, which may result in the acceleration of payment for our outstanding debt and our possible loss of our revolving credit facility;

•
our maintaining the current reduced rate of distributions on our common shares for an extended period of time or suspending our payment of distributions entirely;

•
the current low market price of our common shares may continue for an indefinite period and could decline further;

•
further downgrades of our credit ratings by nationally recognized credit rating agencies;

•
our inability to access debt and equity capital on attractive terms, or at all; and

•
our inability to sell properties we may identify for sale due to a general decline in business activity and demand for real estate transactions and, as a result, our inability to reduce our leverage.

Further, the extent and strength of any economic recovery after the COVID-19 pandemic abates are uncertain and subject to various factors and conditions. Our, the manager of our senior living communities and our tenants’ businesses, operations and financial positions may continue to be negatively impacted after the COVID-19 pandemic abates and may remain at depressed levels compared to prior to the outbreak of the COVID-19 pandemic and those conditions may continue for an extended period. To the extent COVID-19 adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section (including those described in the Annual Report and our Quarterly Report, which are incorporated by reference in this prospectus supplement), such as those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.
We have taken several actions in an attempt to address the operating and financial impact from the COVID-19 pandemic, and we continue to assess and explore other actions, but those actions and plans may not be sufficient to avoid continued and potentially increased substantial harm to our business, operations and financial condition.
We have taken several actions in an attempt to address the operating and financial impact from the COVID-19 pandemic, including:

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we reduced our quarterly distribution rate to $0.01 per share payable to our common shareholders;

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we deferred what we expect will be up to $150.0 million of capital projects to conserve cash and liquidity;

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we have been in regular, frequent contact with our senior living communities’ manager to adopt measures to minimize losses, preserve liquidity and maintain operations; and

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we have communicated with many of our medical office, life science and other tenants regarding their operation of or at our properties in the current challenging economic conditions, and, as of May 25, 2020, we have agreed to provide deferrals of approximately $5.0 million of rent owed to us that are generally required to be repaid in installments beginning later this year.

There can be no assurance that these actions or others that we may take will be successful or that they will enable us to maintain sufficient liquidity and withstand the current economic challenges.
We recently reduced our quarterly distribution rate on our common shares to $0.01 per share; future distributions may remain at this level for an indefinite period or be eliminated and the form of payment could change.
We announced on April 2, 2020 that we had reduced our quarterly cash distributions on our common shares to $0.01 per share. We currently intend to continue to make quarterly distributions to our shareholders. However:
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our ability to make or sustain the rate of distributions may continue to be adversely affected by the negative impact of the COVID-19 pandemic and its aftermath on our business, results of operations and liquidity;

•
our making of distributions is subject to restrictions contained in our credit agreement and may be subject to restrictions in future debt obligations we may incur; during the continuance of any event of default under our credit agreement, we may be limited or in some cases prohibited from making distributions to our shareholders; and

•
the timing and amount of any distributions will be determined at the discretion of our Board of Trustees and will depend on various factors that our Board of Trustees deems relevant, including our historical and projected net income, normalized funds from operations, or FFO, our then current and expected needs and availability of cash to pay our obligations, distributions which we may be required to pay to maintain our qualification for taxation as a REIT and other factors deemed relevant by our Board of Trustees in its discretion.

For these reasons, among others, our distribution rate may not increase for an indefinite period and could be eliminated.
In order to preserve liquidity, we may elect to pay distributions to our shareholders in part in a form other than cash, such as issuing additional common shares of ours to our shareholders, as permitted by the applicable tax rules.
Our investment activities, other than maintenance and any urgent capital expenditures at our existing properties, have been significantly reduced, and we expect that to continue for an indefinite period.
We are not actively pursuing acquisitions at this time. In addition, we have reduced our planned capital spending significantly. We expect to defer certain previously planned non-essential capital investments of up to approximately $150.0 million to conserve capital. As a result, we will be limited in pursuing investments, which may limit our ability to grow and to act upon opportunities we believe would benefit us. Further, to the extent we defer capital expenditures, we may be required to make increased capital expenditures in later periods as a result and some of the expenditures may be greater in scope and amount than they may have been if made sooner.
We expect that the sale of assets that we previously announced an intention to sell will be delayed and could be changed or abandoned.
We expect that the sales of assets that we had previously identified for sale will be delayed until 2021 as a result of current market conditions. However, any sales of these assets may be delayed beyond our current expectations, they may not occur or, if they do occur, they may be sold at prices less than previously expected and we may realize losses from those assets. Our ability to sell these assets, and the prices we receive upon a sale, may continue to be affected by the impact of the COVID-19 pandemic, and we may be unable to execute our strategy.
Some of our tenants have requested relief from their obligation to pay rent due to us as a result of market disruptions due to the COVID-19 pandemic and we expect to receive additional similar requests in the future; we have provided certain limited relief in response to these requests and may determine to grant additional relief in the future if we determine it prudent or appropriate to do so.
The current economic conditions resulting from the COVID-19 pandemic have negatively impacted our tenants’ businesses, operations and liquidity. As a result of market disruptions due to the COVID-19 pandemic, some of our tenants have requested relief from their obligation to pay rent due to us. As of May 25, 2020, we granted requests for certain of our tenants to defer rent payments totaling $5.0 million. These tenants will be obligated to pay, in most cases, the deferred rents in 12 equal monthly installments commencing in September 2020. We expect to receive additional similar requests in the future, and we may determine to grant additional relief in the future, which may vary from the type of relief we have granted to date, and could include more substantial relief, if we determine it prudent or appropriate to do so. In addition, if our tenants and senior living communities’ manager are unable to continue as going concerns as a result of the current economic conditions or otherwise, we will experience a reduction in rents and returns received and we may be unable to find suitable replacement tenants and managers for an extended period or at all and the terms of our agreements with those replacement tenants and managers may not be as favorable to us as the terms of our agreements with our existing tenants and manager.
We may need waivers or amendments from our lenders in order to avoid defaulting under our $200.0 million term loan and our revolving credit facility.
We may need to obtain waivers or amendments from our lenders under our $200.0 million term loan and our revolving credit facility in the future in order to avoid failing to satisfy certain financial covenants under our $200.0 million term loan and credit agreements, but our lenders are not required to grant any such waivers and may determine not to do so. If we fail to receive any required waiver, we may default under those agreements and the lenders could terminate our revolving credit facility and require us to pay our then outstanding borrowings under our $200.0 million term loan and our credit facility. Additionally, any such default could result in the acceleration of our payment obligation with respect to significant other debt obligations. Any future waiver we may obtain may impose restrictions, which may limit our ability to pay distributions to our shareholders, make investments that we believe we should make and could reduce our ability to pursue business opportunities, grow our business and improve our operating results.
We do not expect to reduce our debt leverage in accordance with the timing contemplated by our previous plans and our debt leverage may remain at or above current levels for an indefinite period.
We previously announced an intention to reduce our debt leverage from proceeds from the planned sales of certain of our assets. We expect that the sale of these assets will be delayed, they may not occur and, if they do occur, they may be sold at prices less than previously expected. We expect the delay in these sales will also delay our ability to reduce our debt leverage. Further, if we realize a lower amount of proceeds from any asset sales than we previously expected, any corresponding reduction in our debt leverage would be similarly reduced. In addition, we may elect to incur additional debt in order to try to ensure that we have sufficient liquidity to manage through the current economic conditions and any extended economic downturn or recession that may result.
The COVID-19 pandemic may have significant impacts on workplace practices and those changes could be detrimental to our business.
Temporary closures of businesses and stay in place orders and the resulting remote working arrangements for nonessential personnel in response to the COVID-19 pandemic may result in long-term changed work practices that could negatively impact us and our business. For example, the increased adoption of and familiarity with remote work practices could result in decreased demand for office space, which could materially adversely impact our Office Portfolio and the values of our office properties. In addition, certain of our tenants’ businesses depend on people gathering in close proximity, including fitness centers, among others. To the extent that social distancing practices that have been adopted in response to the COVID-19 pandemic become sustained practices, those tenants’ businesses may be materially adversely impacted, which will reduce their ability to pay us rent, increase the likelihood they will default in paying us rent and likely reduce the value of those properties.
The high levels of infected COVID-19 patients and deaths at senior living communities and resulting negative publicity may have a long term significant detrimental impact on the senior living industry, including us, even if our senior living communities do not experience similar levels of COVID-19 infections and deaths as others in the industry.
COVID-19 has proven to be particularly harmful to seniors and persons with other pre-existing health conditions. If the senior living industry continues to experience high levels of residents infected with COVID-19 and related deaths, and news accounts emphasize these experiences, seniors may increasingly delay or forego moving into senior living communities or using other services provided by senior living operators. These trends could be realized across the senior living industry and not discriminate among owners and operators that have higher or lower levels of residents experiencing COVID-19 infections and related deaths. As a result, our operating results from our senior living communities, and the values of those communities, may experience a long term significant detrimental impact.
We, our manager or our tenants may not be eligible to participate in the relief programs provided under the recently adopted Coronavirus Aid Relief, and Economic Security (CARES) Act, and even if we are eligible, any benefits we or they realize from participating in such programs may not be sufficient to enable us and our manager and tenants to withstand the current economic conditions and any extended economic downturn or recession which may result from the COVID-19 pandemic.
On March 27, 2020, the President of the United States signed the Coronavirus Aid Relief, and Economic Security (CARES) Act into law. The CARES Act, among other things, provides billions of dollars of relief to individuals and businesses suffering from the impact of the COVID-19 pandemic. However, we, our manager, or our tenants may not meet any eligibility requirements, funds may not be available to us, our manager or our tenants (if at all), and the effect these funds may have in offsetting the cash flow disruptions experienced by us, our manager or our tenants is unclear. Further, there can be no guarantee that any relief provided by the CARES Act, either directly through participation in government programs, or indirectly through increased revenues attributable to a possible economic recovery generated by the CARES Act, will enable us and our manager and tenants to withstand the current economic conditions and any extended economic downturn or recession which may result from the COVID-19 pandemic.
Risks Relating to the Notes
We have a substantial amount of debt and we may incur additional debt.
As of March 31, 2020, our consolidated indebtedness was $3.6 billion, our consolidated net debt to total gross assets ratio was 42.2% and we had $415.0 million available for borrowing under our $1.0 billion revolving credit facility. The agreements governing our $1.0 billion revolving credit facility and our $200.0 million term loan include a feature under which the maximum aggregate borrowing availability may be increased to up to $2.0 billion and $400.0 million, respectively.
We are subject to numerous risks associated with our debt, including the risk that our cash flows could be insufficient for us to make required payments on our debt. There are no limits in our organizational documents on the amount of debt we may incur, and we may incur substantial debt. Our debt obligations could have important consequences to our securityholders. Our incurring debt may increase our vulnerability to adverse economic, market and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business, and place us at a disadvantage in relation to competitors that have lower debt levels. Our incurrence of debt could also increase the costs to us of incurring additional debt, increase our exposure to floating interest rates or expose us to potential events of default (if not cured or waived) under covenants contained in debt instruments that could have a material adverse effect on our business, financial condition and operating results. Excessive debt could reduce the available cash flow to fund, or limit our ability to obtain financing for, working capital, capital expenditures, acquisitions, construction projects, refinancing, lease obligations or other purposes and hinder our ability to maintain investment grade ratings from nationally recognized credit rating agencies or to make or sustain distributions to our shareholders. In April 2019, Standard and Poor’s Global downgraded our issuer credit rating to BB+ and reaffirmed the ratings on our existing senior notes at BBB-. In March 2020, Standard and Poor’s Global further downgraded our issuer credit rating to BB and downgraded the ratings on our existing senior notes to BB+. Effective April 1, 2020, the interest rate premiums on our revolving credit facility and our term loans were increased as a result of these downgrades. In May 2019, Moody’s Investors Service downgraded our existing unsecured credit rating to Ba1 and, in May 2020, further downgraded our existing unsecured credit rating to Ba2. The interest rate premiums on our revolving credit facility and our term loans were not changed as a result of this May 2020 downgrade.
If we default under any of our debt obligations, we may be in default under the agreements governing other debt obligations of ours which have cross default provisions, including our revolving credit facility and term loan agreements and our existing senior unsecured notes indentures and their supplements. In such case, our lenders may demand immediate payment of any outstanding indebtedness and we could be forced to liquidate our assets for less than the values we would receive in a more orderly process.
We may fail to comply with the terms of our revolving credit facility and term loan agreements and our senior unsecured notes indentures and their supplements, including with respect to the notes, which could adversely affect our business and may prevent our making distributions to our shareholders.
Our revolving credit facility and term loan agreements and our senior unsecured notes indentures and their supplements, including with respect to the notes, include various conditions, covenants and events of default. We may not be able to satisfy all of these conditions or may default on some of these covenants for various reasons, including for reasons beyond our control. For example, our revolving credit facility and term loan agreements and our senior unsecured notes indentures and their supplements require us to maintain certain debt service ratios. Our ability to comply with such covenants will depend upon the net rental income and returns we receive from our properties. If the occupancy at our properties declines or if our rents or returns decline, we may be unable to borrow under our revolving credit facility. Complying with these covenants may limit our ability to take actions that may be beneficial to us and our securityholders.
If we are unable to borrow under our revolving credit facility, we may be unable to meet our obligations or grow our business by acquiring additional properties. If we default under our revolving credit facility or term loan agreements, our lenders may demand immediate payment and may elect not to fund future borrowings. During the continuance of any event of default under our revolving credit facility or term loan agreements, we may be limited or in some cases prohibited from making distributions to our shareholders. Any default under our revolving credit facility or term loan agreements that results in acceleration of our obligations to repay outstanding indebtedness or in our no longer being permitted to borrow under our revolving credit facility would likely have serious adverse consequences to us and would likely cause the value of our securities to decline.
In the future, we may obtain additional debt financing, and the covenants and conditions which apply to any such additional debt may be more restrictive than the covenants and conditions that are contained in our revolving credit facility or term loan agreements or our senior unsecured notes indentures and their supplements, including with respect to the notes.
The notes and the guarantees will be structurally subordinated to the payment of all indebtedness and other liabilities and any preferred equity of our subsidiaries that do not guarantee the notes.
We and the subsidiary guarantors will be the sole obligors on the notes and the guarantees, respectively. Our non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or the guarantees, or to make any funds available therefor, whether by dividend, distribution, loan or other payments. The rights of holders of the notes to benefit from any of the assets of our non-guarantor subsidiaries are subject to the prior satisfaction of claims of those subsidiaries’ creditors and any preferred equity holders. As a result, the notes and the guarantees will be structurally subordinated to all indebtedness, guarantees and other liabilities of our subsidiaries that do not guarantee the notes, including guarantees of other indebtedness of ours, payment obligations under lease agreements, trade payables and preferred equity. As of March 31, 2020, our non-guarantor subsidiaries had total indebtedness and other liabilities (including trade payables, but excluding liabilities to us or a subsidiary guarantor) of $775.2 million.
The notes and the guarantees will be unsecured and effectively subordinated to our and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.
The notes and the guarantees will not be secured. Upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt and to be paid in full, from the assets securing that secured debt before any payment may be made with respect to the notes that are not secured by those assets. In that event, because the notes and the guarantees will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and accrued interest and all future debt ranking equally with the notes and the guarantees, we will be unable to fully satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under our secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, noteholders may lose a portion or the entire value of their investment in the notes. Further, the terms of the notes and the guarantees will permit us to incur additional secured indebtedness subject to compliance with certain debt ratios. The notes and the guarantees will be effectively subordinated to any such additional secured indebtedness. As of March 31, 2020, we had approximately $695.2 million in secured debt and capital leases, net of unamortized debt issuance costs, premiums and discounts.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:
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received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in making these determinations. In addition, each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.
There is no public market for the notes, and one may not develop, be maintained or be liquid.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot assure you that an active trading market for any of our notes will exist in the future. Even if a market develops, the liquidity of the trading market for any of our notes and the market price quoted for any such notes may be adversely affected by changes in the overall market for fixed income securities, by changes in our financial performance or prospects, or by changes in the prospects for REITs or for the real estate industry generally.
A downgrade in credit ratings could materially adversely affect the market price of the notes and may increase our cost of capital.
The notes may be assigned credit ratings by one or more rating agencies. These credit ratings are continually reviewed by rating agencies and may change at any time based upon, among other things, our results of operations and financial condition. In April 2019, Standard and Poor’s Global downgraded our issuer credit rating to BB+ and reaffirmed the ratings on our existing senior notes at BBB-. In March 2020, Standard and Poor’s Global further downgraded our issuer credit rating to BB and downgraded the ratings on our existing senior notes to BB+. In May 2019, Moody’s Investors Service downgraded our existing senior unsecured debt rating. In May 2020, Moody’s Investors Service further downgraded our existing senior unsecured debt rating. Negative changes in the ratings assigned to our debt securities could have an adverse effect on the market price of the notes and our cost and availability of capital, which could in turn have a material adverse effect on our results of operations and our ability to satisfy our debt service obligations.
We may not have the ability to raise the funds necessary to finance the repurchase of the notes upon a change of control event as will be required by the indenture for the notes.
Upon the occurrence of a Change of Control (as defined under “Description of the Notes”), we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest on the notes, if any, to, but not including, the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, the occurrence of certain events that constitute a change of control would constitute an event of default under our revolving credit facility and term loan agreements, and restrictions under future debt we may incur may not allow us to repurchase the notes upon a change of control, which could result in such debt becoming immediately due and payable and the commitments thereunder terminated. If we could not refinance such debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture governing the notes, which in turn would constitute a default under such debt arrangements. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture governing the notes although these types of transactions could affect our capital structure or credit ratings and the holders of the notes. Further, courts interpreting change of control provisions under New York law (which will be the governing law of the indenture governing the Notes) have not provided clear and consistent meanings of such change of control provisions which leads to subjective judicial interpretation of what may constitute a “Change of Control.” See “Description of the Notes — Repurchase of Notes Upon a Change of Control.”
Some or all of the guarantees of the notes may be released automatically.
A subsidiary guarantor may be released from its guarantee under various circumstances described under “Description of the Notes — Subsidiary Guarantees.” Such release may occur at any time upon a sale, disposition or transfer, in compliance with the provisions of the indenture relating to the notes, of the capital stock of such subsidiary guarantor or of substantially all of the assets of such subsidiary guarantor, or if such subsidiary guarantor becomes an Excluded Subsidiary or a Foreign Subsidiary, as such terms are defined herein. In addition, if the notes are rated investment grade by both Moody’s and Standard & Poor’s and the notes are rated Baa2 (or the equivalent) by Moody’s or BBB (or the equivalent) by S&P and at such time no default or event of default under the indenture governing the notes has occurred and is continuing, the guarantees and all other obligations of the subsidiary guarantors under the indenture will automatically terminate and be released. Accordingly, the notes may not at all times be guaranteed by some or all of the subsidiaries which will guarantee the notes on the date they are initially issued. See “Description of the Notes — Subsidiary Guarantees.”

SUMMARY SUBSIDIARY GUARANTOR FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)
The following table presents summarized financial information for us and the subsidiary guarantors, on a combined basis after elimination of (i) intercompany transactions and balances among us and the subsidiary guarantors and (ii) equity in earnings from, and any investments in, any of our non-guarantor subsidiaries:
	Year Ended December 31, 2019	Three Months Ended March 31, 2020
Real estate properties, net	$5,212,252	$5,185,677
Other assets, net	260,169	353,699
Total assets	$5,472,421	$5,539,376
Indebtedness, net	$2,815,796	$2,864,210
Other liabilities	182,092	275,888
Total liabilities	$2,997,888	$3,140,098

	Year Ended December 31, 2019	Three Months Ended March 31, 2020
Revenues	$888,704	$403,430
Expenses	819,054	369,687
(Loss) Income from continuing operations	(84,136)	14,162
Net (loss) income	(84,172)	14,605
Net (loss) income attributable to DHC	(84,172)	14,605

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $      million after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general business purposes, including to repay our $250.0 million term loan and to reduce amounts outstanding under our revolving credit facility. Pending such application, we may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.
We used the net proceeds from our $250.0 million term loan, together with other funds, to prepay in full our previously existing $350.0 million senior unsecured term loan that was scheduled to mature on January 15, 2020. The amounts outstanding under our revolving credit facility were incurred, in part, by us for general business purposes, including to redeem all of our outstanding 6.75% senior notes due 2020 for a redemption price equal to the principal amount of $200.0 million plus accrued and unpaid interest of $6.75 million in April 2020, and to prepay certain mortgage debt. Our $250.0 million term loan and our revolving credit facility bear interest at LIBOR plus a premium and mature on June 12, 2020 and January 15, 2022, respectively. At May 25, 2020, there was $250.0 million and $760.0 million outstanding under our $250.0 million term loan and our revolving credit facility, respectively, and the interest rate was 1.75% and 1.65% per annum, respectively.
Affiliates of certain of the underwriters are lenders under our $250.0 million term loan and our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding thereunder. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes and subsidiary guarantees supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of debt securities and related guarantees set forth under “Description of Debt Securities and Related Guarantees” in the accompanying prospectus. Definitions of certain capitalized words used in discussing the terms of the notes and the subsidiary guarantees appear below under “Description of the Notes — Certain Defined Terms.” References in this section and in the defined terms to “DHC,” “we,” “our,” and “us” mean Diversified Healthcare Trust and not its subsidiaries.
General
We will issue the notes under an indenture dated as of February 18, 2016, or the base indenture, between us and U.S. Bank National Association, as trustee, or the Trustee, as supplemented by a supplemental indenture thereto to be dated the Issue Date (as so supplemented, the Indenture) among us, the initial Subsidiary Guarantors and the Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. This prospectus supplement briefly summarizes some of the provisions of the Indenture. This summary is not complete. If you would like more information on these provisions, review the copy of the base indenture that we have filed with the SEC and the supplemental indenture thereto relating to the notes that we will file with the SEC. See “Information Incorporated By Reference” and “Where You Can Find More Information” in this prospectus supplement and “Information incorporated by reference” and “Where you can find more information” in the accompanying prospectus for information about how to locate these documents. You may also review the Indenture at the Trustee’s corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.
The notes will be a separate series under the Indenture, initially in the aggregate principal amount of $500.0 million. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may issue debt securities in one or more series up to the initial aggregate principal amount authorized by us for each series. We may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes, or Additional Notes, under the Indenture having the same terms as the notes offered by this prospectus supplement, except for issue date, issue price and, if applicable, date of the first payment of interest thereon and related interest accrual date. Any Additional Notes of this series would rank equally with the notes offered hereby; provided that if such Additional Notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of The Depository Trust Company, or DTC, such Additional Notes would have a different CUSIP number. Unless the context otherwise requires, references herein to “notes” are deemed to include any Additional Notes actually issued, to the extent appropriate.
The notes will mature on           , 2025 (unless previously redeemed). The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by a global note in book-entry form, except under the limited circumstances described below under “ — Book-Entry System and Form of Notes.”
The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be secured by any of our property or assets, and, as a result, noteholders will be unsecured creditors. The notes will be fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by all of our Subsidiaries, except for our Foreign Subsidiaries and our Excluded Subsidiaries as more fully described below. The notes and the subsidiary guarantees will be effectively subordinated to our and the Subsidiary Guarantors’ secured indebtedness, to the extent of the value of the collateral securing such secured indebtedness, and will be structurally subordinated to all indebtedness and other liabilities and any preferred equity of our non-guarantor Subsidiaries. As of March 31, 2020, we had no secured debt outstanding. As of March 31, 2020, we had indebtedness of approximately $2.9 billion, which will rank equally with the notes, and our non-guarantor Subsidiaries had outstanding approximately $775.2 million of total indebtedness and other liabilities (including trade payables, but excluding liabilities owed to us or a Subsidiary Guarantor), which will be structurally senior to the notes. We and our Subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described below under “ — Certain Covenants — Limitations on Incurrence of Debt.”

Except as described under “— Repurchase Upon a Change of Control” and “ — Certain Covenants” in this prospectus supplement and “Description of Debt Securities and Related Guarantees — Merger, Consolidation or Sale of Assets” in the accompanying prospectus, the Indenture does not contain any other provisions that would afford you protection in the event of (1) a highly leveraged or similar transaction involving us or any of our Affiliates, (2) a change of control, or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you. In addition, subject to the limitations set forth under “ — Certain Covenants” in this prospectus supplement and “Description of Debt Securities and Related Guarantees — Merger, Consolidation or Sale of Assets” in the accompanying prospectus, we may enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which might have an adverse effect on our ability to service our indebtedness, including the notes. We have no present intention of engaging in a highly leveraged or similar transaction.
Interest and Maturity
The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from the date the notes are issued, which we expect will be           , 2020, or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid. Interest on the notes is payable semiannually in arrears on           and           of each year, or the Interest Payment Dates, beginning on           , 2020, to the persons in whose names the notes are registered at the close of business on           or           , as the case may be, immediately preceding the applicable Interest Payment Date, or the Regular Record Date, regardless of whether the Regular Record Date is a Business Day. Accrued interest is also payable on the date of maturity or earlier redemption or repurchase of the notes. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless previously redeemed or repurchased, the notes will mature on           , 2025. If any Interest Payment Date, stated maturity date, redemption date or repurchase date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such Interest Payment Date, stated maturity date, redemption date or repurchase date.
Payments of principal, premium, if any, and interest to holders of book-entry interests in the notes in global form will be made in accordance with the procedures of DTC and its participants in effect from time to time. See “ — Book-Entry System and Form of Notes” below and “Description of Debt Securities and Related Guarantees — Global Debt Securities” in the accompanying prospectus.
Subsidiary Guarantees
DHC’s obligations under the notes and the Indenture will be jointly and severally guaranteed on a full and unconditional basis by each existing and future Subsidiary of DHC (other than an Excluded Subsidiary or a Foreign Subsidiary).
As of March 31, 2020, our Subsidiary Guarantors on the Issue Date had indebtedness (including capital leases) of approximately $9.9 million, which will rank equally with their subsidiary guarantees, and those Subsidiary Guarantors had approximately $1.3 million of secured debt, all of which was repaid in May 2020.
In connection with guaranteeing the notes, the Subsidiary Guarantors will be required to guarantee our obligations under our senior credit facilities, which are comprised of (i) our $1.0 billion unsecured revolving credit facility, and (ii) our $250.0 million unsecured term loan that matures in June 2020, and (iii) our $200.0 million unsecured term loan that matures in September 2022 (such credit facilities, our Senior Credit Facilities). The guarantees of the notes will be senior unsecured obligations of the Subsidiary Guarantors and will rank equally with all existing and future unsecured and unsubordinated indebtedness of the Subsidiary Guarantors outstanding from time to time, including the guarantees they provide under our Senior Credit Facilities.
Not all of our Subsidiaries will guarantee the notes. Foreign Subsidiaries and Excluded Subsidiaries will not be required to be Subsidiary Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will generally be required to pay the holders of their debts and their trade creditors and the holders of their preferred equity, if any, before they will be able to distribute any of their assets to us.
As of March 31, 2020, our Subsidiaries that will not be Subsidiary Guarantors on the Issue Date had total indebtedness and other liabilities of approximately $775.2 million (including trade payables but excluding liabilities owed to us or a Subsidiary Guarantor), which will be structurally senior to the notes. Additionally, as of March 31, 2020, these non-guarantor Subsidiaries had (i) Undepreciated Real Estate Assets of approximately $945.3 million, representing approximately 12.3% of our Undepreciated Real Estate Assets and (ii) assets of approximately $1.2 billion representing 17.4% of our total consolidated assets.
The obligations of each Subsidiary Guarantor under its subsidiary guarantee and the Indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under federal or state bankruptcy, fraudulent conveyance, fraudulent transfer or similar laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under its subsidiary guarantee and the Indenture, result in the obligations of such Subsidiary Guarantor under its subsidiary guarantee and the Indenture not constituting a fraudulent conveyance or fraudulent transfer under such laws. See “Risk Factors — Risks Relating to the Notes — Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require holders of notes to return payments received from guarantors.”
The subsidiary guarantee of a Subsidiary Guarantor will automatically terminate and be released, all other obligations of such Subsidiary Guarantor under the Indenture will automatically terminate and such Subsidiary Guarantor will be automatically released from its obligations under its subsidiary guarantee and its other obligations under the Indenture:
(1)   in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) DHC or a Subsidiary;
(2)   in the event of a sale or other disposition (including through merger or consolidation) of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) DHC or a Subsidiary and such Subsidiary Guarantor ceases to be a Subsidiary as a result of the sale or other disposition;
(3)   upon such Subsidiary Guarantor becoming an Excluded Subsidiary or a Foreign Subsidiary;
(4)   upon the discharge, full defeasance or covenant defeasance of the notes as described under the caption “Description of Debt Securities and Related Guarantees — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus;
(5)   upon the liquidation or dissolution of such Subsidiary Guarantor, provided no default or event of default has occurred that is continuing;
(6)   upon the merger of such Subsidiary Guarantor into, or the consolidation of such Subsidiary Guarantor with (a) a Subsidiary if the surviving or resulting entity is an Excluded Subsidiary or a Foreign Subsidiary or (b) DHC or another Subsidiary Guarantor; or
(7)   on and after the date that (a) the notes have an Investment Grade Rating from both Rating Agencies and one of such Investment Grade Ratings is a Mid-BBB Investment Grade Rating; and (b) no default or event of default has occurred and is continuing.
Optional Redemption of the Notes
On and after            , 2022, we may redeem the notes at our option, in whole or from time to time in part, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the notes being redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on           of the years indicated below:

Year	Percentage
2022	%
2023	%
2024 and thereafter	100.000%
Prior to           , 2022, we may, at our option, on any one or more occasions, redeem up to 40% of the original aggregate principal amount of notes (including the original aggregate principal amount of any Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of the principal amount thereof) of    % plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date; provided that
(1)   at least 50% of the original aggregate principal amount of the notes (including the original aggregate principal amount of any Additional Notes) issued under the Indenture remains outstanding after each such redemption; and
(2)   the redemption date occurs within 90 days after the closing of such Equity Offering (for purposes of clarity, in the event that there are two or more closings for any Equity Offering, then each such closing shall be deemed a separate “closing” for purposes of the foregoing provisions of this clause (2) with respect to the securities issued at such closing).
In addition, we may redeem the notes at our option, in whole or from time to time in part, at any time prior to           , 2022, at a redemption price equal to the outstanding principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, on the notes being redeemed, to, but not including, the applicable redemption date, plus the Make-Whole Amount, if any.
We are required to give notice of such a redemption not less than 15 days nor more than 60 days prior to the redemption date to each holder’s address appearing in the securities register maintained by the Trustee or, in the case of book-entry interests in notes in global form, in accordance with the procedures of DTC and its participants in effect from time to time. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the Trustee by such method as the Trustee shall deem appropriate and in accordance with the procedures of DTC and its participants in effect from time to time. See “ — Book-Entry System and Form of Notes” below and “Description of Debt Securities and Related Guarantees — Global Debt Securities” in the accompanying prospectus.
We are not required to make any sinking fund or redemption payments prior to the stated maturity of the notes. However, under certain circumstances, we may be required to offer to repurchase the notes as described under the caption “— Repurchase of Notes Upon a Change of Control” below.
Repurchase of Notes Upon a Change of Control
If a Change of Control occurs, each holder of notes will have the right to require DHC to repurchase some or all (in minimum principal amounts of $2,000 or an integral multiple of $1,000, provided that the remaining principal amount of any note repurchased in part must not be less than $2,000) of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, up to, but not including, the date of repurchase, or the Change of Control Payment.
Within ten Business Days following a Change of Control, DHC will mail a notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control and offering to repurchase notes on a specified date, or the Change of Control Payment Date, at a purchase price equal to the Change of Control Payment, or the Change of Control Offer. The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (or in the case of global notes, given pursuant to applicable DTC procedures).
On the Change of Control Payment Date, DHC will, to the extent lawful:
(1)   accept for payment all notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so accepted; and
(3)   deliver or cause to be delivered to the Trustee the notes accepted and an officer’s certificate stating the aggregate principal amount of all notes purchased by DHC.
The paying agent will promptly mail to each holder of notes properly tendered (or in the case of global notes, will promptly pay to DTC or its nominee) the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note in principal amount equal to any unpurchased portion of the notes surrendered; provided that such new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
DHC will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or regulations conflict with the provisions of the covenant described above, DHC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.
DHC will not be obligated to make or consummate a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by DHC and purchases all notes properly tendered and not withdrawn under such Change of Control Offer. In addition, DHC will not be obligated to make or consummate a Change of Control Offer with respect to the notes, if it has irrevocably elected to redeem all of the notes under provisions described under “— Optional Redemption of the Notes” and has not defaulted on its redemption obligations. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control. The Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as such Change of Control is consummated. DHC may rescind or amend the Change of Control Offer in the event that DHC shall determine that the Change of Control will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed. A Change of Control Offer made in advance of the Change of Control may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture. Prior to the occurrence of a Change of Control, the provisions under the Indenture relating to DHC’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding.
DHC’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain events that constitute a Change of Control would constitute an event of default under our Existing Credit Agreements, which could result in the acceleration of the payment of indebtedness outstanding under our Existing Credit Agreements. Agreements governing future indebtedness of DHC or its Subsidiaries may contain prohibitions on certain events that would constitute a Change of Control or require such indebtedness to be repurchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require DHC to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, DHC’s ability to pay cash to the holders of notes, if required to do so, may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Relating to the Notes — We may not have the ability to raise the funds necessary to finance the repurchase of the notes upon a change of control event as will be required by the indenture for the notes.”
Even if sufficient funds were otherwise available, agreements governing the indebtedness of DHC or its Subsidiaries may prohibit DHC’s repurchase of the notes before their scheduled maturity. Consequently, if DHC is not able to prepay its indebtedness under such agreements or obtain consents of the holders of such indebtedness to the repurchase of the notes, DHC will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under other agreements governing the indebtedness of DHC or its Subsidiaries.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of DHC and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Furthermore, this term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, the ability of a holder of notes to require DHC to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of DHC and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Certain Covenants
Limitations on Incurrence of Debt.   DHC will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of DHC and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)   the Total Assets of DHC and its Subsidiaries as of the end of the fiscal quarter covered by DHC’s Annual Report on Form 10-K, or its Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and
(2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by DHC or any Subsidiary since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
The sum of (1) and (2) is our “Adjusted Total Assets.”
DHC will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of DHC and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Adjusted Total Assets.
DHC will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, calculated on the assumptions that:
(1)   such Debt and any other Debt incurred by DHC and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period,
(2)   the repayment, retirement or other discharge of any other Debt by DHC and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),
(3)   in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and

(4)   in the case of any acquisition or disposition by DHC and its Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.
Maintenance of Total Unencumbered Assets.   DHC and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of DHC and its Subsidiaries on a consolidated basis in accordance with GAAP.
Provision of Financial Information.   Whether or not DHC remains required to do so under the Exchange Act, it will transmit by mail to all holders, without cost, and file with the Trustee copies of all annual, quarterly and other reports and financial statements it would have been required to file with the SEC pursuant to the Exchange Act and promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder; provided that DHC may satisfy the foregoing requirements by making the materials available on the SEC’s EDGAR system or on DHC’s website within the time periods specified in the Indenture. If the notes become guaranteed by any direct or indirect parent company of DHC, DHC may satisfy its obligations under this covenant with respect to financial information relating to DHC by furnishing financial information relating to such direct or indirect parent company.
Additional Subsidiary Guarantees
If at any time (i) any Subsidiary (whether existing at the Issue Date or acquired or created after the Issue Date) becomes (including on the date of acquisition or creation) a Subsidiary that is not an Excluded Subsidiary or a Foreign Subsidiary or (ii) any Subsidiary ceases to be an Excluded Subsidiary or a Foreign Subsidiary, then DHC will cause such Subsidiary to execute and deliver to the Trustee, within 30 days from the date such Subsidiary became a Subsidiary that is not an Excluded Subsidiary or a Foreign Subsidiary or ceased to be an Excluded Subsidiary or a Foreign Subsidiary, as the case may be, a supplemental indenture pursuant to which such Subsidiary will fully and unconditionally guarantee the notes, jointly and severally with all other Subsidiary Guarantors, and deliver an officer’s certificate and opinion of counsel reasonably satisfactory to the Trustee.
The covenant in the immediately preceding paragraph will automatically and permanently terminate and DHC will be automatically and permanently released from all its obligations under such covenant on and after the date that (a) the notes have an Investment Grade Rating from both Rating Agencies and one of such Investment Grade Ratings is a Mid-BBB Investment Grade Rating; and (b) no default or event of default has occurred and is continuing.
Merger, Consolidation or Sale of Assets
DHC:   The provisions of the Indenture relating to certain mergers and consolidations involving DHC, and certain sales of DHC’s assets, described under “Description of Debt Securities and Related Guarantees — Merger, Consolidation or Sale of Assets” in the accompanying prospectus will apply to the notes.
Subsidiary Guarantors:   A Subsidiary Guarantor may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person (other than DHC or another Subsidiary Guarantor), and a Subsidiary Guarantor may not permit any other Person (other than DHC or another Subsidiary Guarantor) to consolidate with or merge into it, unless:
•
either (i) the Subsidiary Guarantor is the surviving entity or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such conveyance, transfer or lease has been made (such Person, the Successor Guarantor) is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Subsidiary Guarantor’s obligations under its subsidiary guarantee and the Indenture;
•
immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Subsidiary Guarantor, any other Subsidiary or DHC as a result of such transaction as having been incurred by the Subsidiary Guarantor, such Subsidiary or DHC at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default has happened and is continuing; and

•
DHC will have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the provisions of the Indenture described in this paragraph and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with;

provided that the foregoing paragraph shall not apply to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its subsidiary guarantee and the Indenture in accordance with the provisions described under “— Subsidiary Guarantees.”
Upon any transaction or series of related transactions to which the foregoing requirements apply and are effected in accordance with such requirements, the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Subsidiary Guarantor under the Indenture with the same effect as if such Successor Guarantor had been named as the applicable Subsidiary Guarantor therein; and when a Successor Guarantor duly assumes all of the obligations of the applicable Subsidiary Guarantor under its subsidiary guarantee and the Indenture, except in the case of a lease, the predecessor Subsidiary Guarantor shall be relieved of all such obligations.
Events of Default, Notice and Waiver
The Indenture provides that the following events are “events of default” with respect to the notes:
(1)   default in the payment of principal of or any premium on the notes when due and payable, whether at stated maturity, upon optional redemption or upon required repurchase (including a default in making a payment to purchase notes pursuant to a Change of Control Offer), upon declaration or otherwise;
(2)   default for 30 days in the payment of any installment of interest payable on the notes when due and payable;
(3)   default in the performance of, or breach of, any covenant of DHC or any Subsidiary Guarantor contained in the Indenture with respect to the notes (not including a covenant added to the Indenture solely for the benefit of a series of debt other than the notes), other than a default covered by clauses (1) and (2) above, which default continues for 60 days after DHC receives a notice of default or breach as provided in the Indenture stating DHC is in default or breach and requiring that it be remedied;
(4)   default under any bond, debenture, note or other evidence of indebtedness of DHC, or under any mortgage, indenture or other instrument of DHC (including a default with respect to debt securities issued under the Indenture other than the notes) under which there may be issued or by which there may be secured any indebtedness of DHC (or by any Subsidiary, the repayment of which DHC has guaranteed or for which DHC is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or is created by the Indenture, which default constitutes a failure to pay an aggregate principal amount exceeding $50 million after the expiration of any applicable grace period, and which default results in the acceleration of the maturity of such indebtedness; such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after DHC receives notice as provided in the Indenture specifying the default and requiring that DHC discharge the other indebtedness or cause the acceleration to be rescinded or annulled;
(5)   certain specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of DHC or any Significant Subsidiary or for all or substantially all of either of their property; or
(6)   any subsidiary guarantee of a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary denies or disaffirms its or their, as the case may be, obligations under the Indenture or its or their subsidiary guarantees, as the case may be.
Upon acceleration of the notes in accordance with the terms of the Indenture following the occurrence of an event of default, the principal amount of the notes, plus accrued and unpaid interest thereon, will become due and payable. See “Description of Debt Securities and Related Guarantees — Events of Default and Related Matters” in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.
Modification of the Indenture
The following description replaces the description set forth under “Description of Debt Securities and Related Guarantees — Modification of an Indenture” in the accompanying prospectus in its entirety.
There are three types of changes we can make to the Indenture and the notes:
Changes Requiring Your Approval.   First, we cannot make certain changes to the Indenture and the notes without the approval of each holder of notes affected by the change. The following is a list of those types of changes:
•
change the stated maturity of the principal of, or interest on, a note or change the date on which any notes may be subject to redemption;

•
reduce the principal of, or the rate of interest on, a note;

•
reduce the amount (including the amount of any premium) due upon redemption of a note;

•
change the currency or place of payment on a note;

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impair a holder’s right to sue for payment on or after the stated maturity of the notes;

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reduce the percentage of holders of notes whose consent is needed to modify or amend the Indenture;

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reduce the percentage of holders of notes whose consent is needed to waive compliance with certain provisions of the Indenture or certain defaults and their consequences;

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waive past defaults in the payment of principal of or premium, if any, or interest on the notes or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the notes;

•
release any Subsidiary Guarantor from any of its obligations under its subsidiary guarantee or the Indenture except in accordance with the terms of the Indenture;

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amend, supplement, waive or modify our obligation to make a Change of Control Offer, or reduce the premium payable upon any repurchase of notes pursuant to a Change of Control Offer or change the time at which any notes may be repurchased pursuant to the covenant set forth under “— Repurchase of Notes Upon a Change of Control,” whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in the Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control; or

•
modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding notes. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the notes listed in the first category described above under “ — Changes Requiring Your Approval” without the consent of each holder of notes affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of notes. These include:
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to evidence the assumption by a successor obligor of our obligations or the obligations of a subsidiary guarantor;

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to add to our or any subsidiary guarantor’s covenants for the benefit of holders of the notes or the debt securities of any series or to surrender any right or power conferred upon us or any subsidiary guarantor;

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to add any additional events of default for the benefit of holders of the notes or any other series of debt securities;

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to add to or change any provisions necessary to permit or facilitate the issuance of debt securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any series of debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

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to add guarantees of or to secure the notes or any other series of debt securities or any guarantees thereof;

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to evidence the release of any subsidiary guarantor of the notes or any guarantor of the debt securies of any series;

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to establish the forms or terms of debt securities of any series or to provide for the issuance of additional debt securities of any series;

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to evidence and provide for the acceptance of appointment of a successor trustee;

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to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the Indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

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to permit or facilitate the defeasance or satisfaction and discharge of the notes or the debt securities of any other series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

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to prohibit the authentication and delivery of additional series of debt securities;

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to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

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to comply with the rules of any applicable depositary; or

•
to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the Indenture, if we have deposited or set aside in trust for holders of those notes money for their payment or redemption or if we or one of our affiliates own them. Notes are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the Indenture if they have been fully defeased or discharged, as described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees — Discharge, Defeasance and Covenant Defeasance — Discharge” or “ — Full Defeasance.”
Discharge, Defeasance and Covenant Defeasance
The provisions of the Indenture relating to discharge, full defeasance and covenant defeasance described under “Description of Debt Securities and Related Guarantees — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes. For the avoidance of doubt, upon such discharge, full defeasance or covenant defeasance with respect to the notes, the subsidiary guarantees will automatically terminate and be released, all other obligations of the Subsidiary Guarantors under the Indenture will automatically terminate and the Subsidiary Guarantors will be automatically released from their obligations under their subsidiary guarantees and their other obligations under the Indenture.
Book-Entry System and Form of Notes
The notes will initially be issued in the form of one or more fully registered global notes without coupons that will be deposited with or on behalf of DTC and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to each holder of notes. Each global note will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, each global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note in whole to one another. Beneficial interests in a global note will be shown on, and transfers of a global note will be made only through, records maintained by DTC and its participants. Additional information about notes in global form, DTC and the book-entry system is contained in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Global Debt Securities.”
Certain Defined Terms
The following defined terms relate only to, and should be read in conjunction with the description of, the notes.
“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Adjusted Total Assets” is defined above under “ — Certain Covenants — Limitations on Incurrence of Debt.”
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of DHC and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.
“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.
“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by Standard & Poor’s.
“Change of Control” means the occurrence of one or more of the following events:
(1)   any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DHC and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act), other than DHC or any of its Subsidiaries or one or more Permitted Holders;
(2)   a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that such person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Voting Stock of DHC on a fully diluted basis;
(3)   the approval by the holders of common shares of beneficial interest of DHC of any plan or proposal for the liquidation or dissolution of DHC; or
(4)   RMR or any of its subsidiaries ceases for any reason to act as the sole business manager for DHC.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of DHC becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of DHC’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but other than a holding company satisfying the requirements of this sentence), other than one or more Permitted Holders, is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the Voting Stock of such holding company.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of DHC and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest or distributions on Debt of DHC and its Subsidiaries, (2) provision for taxes of DHC and its Subsidiaries based on income, (3) amortization of debt premiums/discounts and deferred debt issuance costs, (4) provisions for gains and losses on properties and property depreciation and amortization, (5) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (6) amortization of deferred charges.
“Debt” of DHC or any Subsidiary means, without duplication, any indebtedness of DHC or any Subsidiary, whether or not contingent, in respect of:
(1)   borrowed money or evidenced by bonds, notes, debentures or similar instruments,
(2)   borrowed money secured by any Encumbrance existing on property owned by DHC or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such Encumbrance,

(3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of DHC or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,
(4)   the principal amount of all obligations of DHC or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or
(5)   any lease of property by DHC or any Subsidiary as lessee which is reflected on DHC’s consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (1) through (5) above, that any such items (other than letters of credit) would be properly classified as a liability on DHC’s consolidated balance sheet in accordance with GAAP. Debt also (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by DHC or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than DHC or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by DHC or any Subsidiary whenever DHC or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt, or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the principal of the notes.
“Domestic Subsidiary” means any Subsidiary of DHC that was organized under the laws of the United States or any state of the United States or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under U.S. possessions such as Puerto Rico).
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, gains or losses on early extinguishment of debt, extraordinary items and property valuation losses, in each case as reflected in the financial statements of DHC and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.
“Equity Offering” means an offering for cash by DHC of its common shares of beneficial interest, or options, warrants or rights with respect to its common shares, other than public offerings with respect to DHC’s common shares, or options, warrants or rights, registered on Form S-4 or S-8 or any successors thereto.

“Excluded Subsidiary” means any Subsidiary of DHC (i) that is not a Wholly Owned Subsidiary or that holds no material assets other than the Capital Stock of one or more Subsidiaries that are not Wholly Owned Subsidiaries or (ii)(a) holding title to or beneficially owning Properties which are subject to an Encumbrance securing Debt of such Subsidiary, or being a beneficial owner of a Subsidiary of DHC holding title to or beneficially owning such Properties (but having no material assets other than such beneficial ownership interests or the Capital Stock of a Subsidiary of DHC having no material assets other than such beneficial ownership interests) and (b) which (x) is, or is expected to be, prohibited from Guaranteeing the indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Debt or (y) is prohibited from Guaranteeing the indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Debt; for purposes of this subsection (ii), any Subsidiary which is a lessee under a lease with a Subsidiary which is an Excluded Subsidiary under subsection (ii) shall also be deemed to be an Excluded Subsidiary. In addition, (i) RSA Healthcare, Inc., a Tennessee corporation, a Wholly Owned Subsidiary that does not own any Property or other assets, and (ii) any Subsidiary that is an “Excluded Subsidiary” as defined under any Existing Credit Agreement shall be deemed to be an Excluded Subsidiary for purposes of this definition.
“Existing Credit Agreements” means, collectively, (i) that certain Amended and Restated Credit Agreement, dated August 1, 2017, by and among DHC, Wells Fargo Bank, National Association, as administrative agent, and the lenders and the other parties thereto, (ii) that certain Amended and Restated Term Loan Agreement, dated August 1, 2017, by and among DHC, Wells Fargo Bank, National Association, as administrative agent, and the lenders and the other parties thereto, and (iii) and that certain Term Loan Agreement, dated December 12, 2019, by and among DHC, Wells Fargo Bank, National Association, as administrative agent, and the lenders and the other parties thereto, in each case, as amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.
“Foreign Subsidiary” means (a) any Real Foreign Subsidiary, (b) any Domestic Subsidiary that has no material assets (with the determination of materiality to be made in good faith by DHC) other than Capital Stock of one or more Real Foreign Subsidiaries, and (c) any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of DHC that owns any Capital Stock of a Real Foreign Subsidiary if the provision of a subsidiary guarantee by such Subsidiary could reasonably be expected, in the good faith judgment of DHC, cause any earnings of such Real Foreign Subsidiary, as determined for U.S. federal income tax purposes, to be treated as a deemed dividend to such Real Foreign Subsidiary’s United States parent for U.S. federal income tax purposes.
“GAAP” means generally accepted accounting principles in the United States, which were in effect on December 20, 2001, which is the date on which securities were originally issued by DHC under the Indenture, dated as of December 20, 2001, between DHC and State Street Bank and Trust Company, as trustee.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)   entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or if Moody’s or Standard & Poor’s ceases to rate the notes for reasons outside of DHC’s control, the equivalent investment grade rating from any other Rating Agency.

“Issue Date” means the date on which the notes are first issued under the Indenture.
“Joint Venture Interests” means assets of DHC and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by DHC and its Subsidiaries, on the one hand, and one or more other Persons not constituting DHC’s Affiliates, on the other hand, excluding any entity or properties (1) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary or (2) to which, at the time of determination, DHC’s manager at such time or an Affiliate of DHC’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt.
“Make-Whole Amount” means, in connection with any optional redemption of any note whose redemption price is to be determined by reference to the Make-Whole Amount, the greater of:
(1)
1.0% of the principal amount of such note; and

(2)
the excess, if any, of (i) the aggregate present value as of the date of such redemption of the redemption price of such note that would apply if such note were redeemed on           , 2022 (such redemption price (expressed as a percentage of principal amount) being set forth in the table appearing in the first paragraph under the caption “— Optional Redemption”) and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each dollar of principal of such note being redeemed if such redemption had been made on           , 2022 determined by discounting, on a semiannual basis, such redemption price and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from           , 2022 (in the case of such redemption price) and, in the case of interest, from respective dates on which such interest would have been payable if such redemption had been made on                 , 2022 over (ii) the aggregate principal amount of such note being redeemed.

The Make-Whole Amount shall be calculated by DHC and set forth in an officer’s certificate delivered to the Trustee, and the Trustee shall be entitled to rely on said officer’s certificate.
“Mid-BBB Investment Grade Rating” means a rating equal to or higher than Baa2 (or the equivalent) by Moody’s or BBB (or the equivalent) by S&P, or if Moody’s or Standard & Poor’s ceases to rate the notes for reasons outside of DHC’s control, the equivalent investment grade rating from any other Rating Agency.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.
“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Permitted Holder” means (i) RMR or any Person to which RMR or its subsidiaries provide management services, in each case, so long as one or more Principal Parties together, directly or indirectly, control RMR, (ii) a Principal Party and (iii) any Person, directly or indirectly, controlled by a Principal Party.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Party” means the individual who, as of the Issue Date, is the ultimate controlling stockholder of RMR, and his immediate family members and his and their lineal descendants.
“Property” means any parcel of real property, together with all improvements thereon.

“Rating Agencies” means (1) each of Moody’s and Standard & Poor’s; and (2) if either Moody’s or Standard & Poor’s ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of DHC’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by DHC as a replacement agency for Moody’s or Standard & Poor’s, or either of them, as the case may be.
“Real Foreign Subsidiary” means a Subsidiary of DHC that is not a Domestic Subsidiary.
“Reinvestment Rate” means a rate per annum equal to the sum of           % (                 one hundredths of one percent) plus the arithmetic mean of the yields on treasury securities at constant maturity displayed for each of the five most recent days published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which, in the case of maturities corresponding to the principal and interest due on the notes at their maturity, shall be deemed to be                 , 2022), as of the redemption date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.
“RMR” means The RMR Group Inc. or its successors and assigns.
“Secured Debt” means Debt of DHC or its Subsidiaries secured by an Encumbrance on the property of DHC or its Subsidiaries.
“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X, promulgated by the SEC under the Securities Act of 1933, as amended) of DHC.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.
“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published daily by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release (or any successor publication) is not published at the time of any determination under the Indenture, then any publicly available source of similar market data used for this purpose in accordance with customary market practice which shall be designated by DHC.
“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the notes.
“Subsidiary” means any corporation or other Person of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by DHC or one or more other Subsidiaries of DHC, and which is required to be consolidated in accordance with GAAP. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.
“subsidiary guarantee” means, individually, any Guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the Indenture.
“Subsidiary Guarantor” means each Subsidiary of DHC in existence on the Issue Date that provides a subsidiary guarantee of the notes on the Issue Date and any other Subsidiary of DHC that provides a subsidiary guarantee of the notes in accordance with the Indenture; provided that upon the release or discharge of such Person from its subsidiary guarantee in accordance with the Indenture, such Person ceases to be a Subsidiary Guarantor.
“Total Assets” as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets of DHC and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets not securing any portion of Secured Debt and (2) the amount of all other assets of DHC and its Subsidiaries, not securing any portion of Secured Debt, in each case on such date determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of the Unsecured Debt of DHC and its Subsidiaries on a consolidated basis for purposes of the covenant set forth above under “ — Certain Covenants — Maintenance of Total Unencumbered Assets,” Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate and associated tangible personal property used in connection with the real estate assets of DHC and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means any Debt of DHC or its Subsidiaries which is not Secured Debt.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, trustees, managers or other voting members of the governing body of such Person.
“Wholly Owned Subsidiary” means any Subsidiary of DHC of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by DHC and/or one or more Subsidiaries of DHC.
Sinking Fund
The notes are not entitled to any sinking fund payments.
The Registrar and Paying Agent
We have initially designated U.S. Bank National Association as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For notes which we issue in book-entry form evidenced by a global note, payments will be made to DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following summary of United States federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, or the IRC, Treasury regulations, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The summary applies to you only if you hold our notes as a capital asset, which is generally an asset held for investment rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:
•
a bank, insurance company or other financial institution;

•
a regulated investment company or REIT;

•
a subchapter S corporation;

•
a broker, dealer or trader in securities or foreign currencies;

•
a U.S. holder (as defined below) that has a functional currency other than the United States dollar;

•
a person that acquires or owns our notes in connection with employment or other performance of services;

•
a person subject to alternative minimum tax;

•
a person that acquires or owns our notes as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•
a United States expatriate;

•
a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year; or

•
except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

Prospective acquirors of our notes subject to special tax accounting rules under Section 451(b) of the IRC may be subject to special rules not discussed below, and such prospective acquirors are encouraged to consult with their own tax advisors regarding the application and federal income tax consequences of these rules. In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we encourage you and any prospective acquiror of our notes to consult with a tax advisor about the federal income tax and other tax considerations of the acquisition, ownership and disposition of our notes.
Your federal income tax consequences generally will differ depending on whether or not you are a “U.S. holder.” For purposes of this summary, you are a U.S. holder if you are a beneficial owner of our notes and for federal income tax purposes are:
•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•
an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty. Conversely, you are a “non-U.S. holder” if you are a beneficial owner of our notes other than an entity (or other arrangement) treated as a partnership for federal income tax purposes or a U.S. holder. If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds our notes, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that holds our notes and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our notes.
We would be required to pay you a premium if you require us to repurchase your notes upon a Change of Control (as defined herein under “Description of the Notes”). We believe the likelihood that we will be obligated to make any additional payments on the notes is remote. Accordingly, we intend to take the position that the notes will not be treated as contingent payment debt instruments under the applicable Treasury regulations. Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner prescribed by applicable Treasury regulations. If the IRS were to challenge successfully this determination and the notes were treated as contingent payment debt instruments, you might be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on the notes, and treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. For all these reasons, you and any prospective acquiror of notes should consult your tax advisor about the federal income tax and other tax considerations of your acquisition, ownership and disposition of notes. In particular, you should consult your tax advisor regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
It is expected that the notes will not be issued with original issue discount for United States federal income tax purposes, or OID. The notes will be treated as issued with OID if their principal amount exceeds their “issue price” (i.e., the first price at which a substantial amount of our notes is sold for money, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) by an amount greater than or equal to a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of complete years from the issue date of the note to its maturity). If the notes are treated as issued with OID under these rules, a holder would generally be required to include OID in income based on a constant yield to maturity accrual method before the receipt of corresponding cash payments. The remainder of this discussion assumes that the notes will not be issued with OID for United States federal income tax purposes.
Tax Considerations for U.S. Holders
If you are a U.S. holder:
Payments of interest.   You must generally include interest on a note in your gross income as ordinary interest income:
•
when you receive it, if you use the cash method of accounting for federal income tax purposes, or

•
when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Any portion of the purchase price for a note that is allocable to prior accrued interest generally may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.
Market discount.   If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a “market discount” unless the amount of this market discount is less than a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of certain nontaxable dispositions, such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.
Amortizable bond premium.   If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with “bond premium.” You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will generally be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note’s maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all taxable debt obligations that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.
Disposition of a note.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as described above under “Payments of interest”, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except to the extent of any accrued market discount not previously included in income, as discussed above, your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains. The deductibility of capital losses is subject to limitation.
Medicare contribution tax.   U.S. holders that are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including interest on our notes and gains from the sale or other disposition of our notes), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.
Tax Considerations for Non-U.S. Holders
The rules governing the United States federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of material considerations of an investment in our notes relevant to such investors. If you are a non-U.S. holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our notes.

If you are a non-U.S. holder:
Generally.   You will not be subject to federal income taxes on payments of principal, premium, or Make-Whole Amount, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:
•
you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting shares;

•
your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business;

•
you are not a controlled foreign corporation that is related to or under common control with us;

•
we or the applicable paying agent, or the Withholding Agent, have timely received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal, premium, or Make-Whole Amount occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

•
in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.
Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to federal income tax at a rate of 30%, which will be withheld from payments of interest, unless reduced or eliminated by an applicable income tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim income tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty’s limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.
Effectively connected income and gain.   If you are a non-U.S. holder whose income and gain in respect of a note are effectively connected with the conduct of a United States trade or business (and, if provided by an applicable income tax treaty, are attributable to a permanent establishment or fixed base you maintain in the United States), you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable income tax treaty. To obtain an exemption from withholding on interest on the notes that is effectively connected with the conduct of a United States trade or business, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.
Information Reporting, Backup Withholding, and Foreign Account Withholding
Information reporting, backup withholding and withholding under the Foreign Account Tax Compliance Act, or FATCA, may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against your federal income tax liability, provided that you furnish required information to the IRS.
Under FATCA, non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the IRC and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding will generally apply to payments of interest on our notes. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our notes must establish its compliance with the foregoing regime, and a non-U.S. holder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. We encourage you to consult with your tax advisor regarding foreign account tax compliance if you hold our notes through a non-U.S. intermediary or are a non-U.S. holder.
If you are a U.S. holder.   You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:
•
provide your correct taxpayer identification number;

•
certify that you are exempt from backup withholding because (a) you come within an enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

•
certify that you are a U.S. citizen or other U.S. person.

If you do not provide your correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.
Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you come within an enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.
If you are a non-U.S. holder.   The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding on interest and other payments on our notes or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note generally will be subject to backup withholding unless you properly certify to the Withholding Agent your non-U.S. holder status on an applicable IRS Form W-8 or a substantially similar form in the manner described above, under “Tax Considerations for Non-U.S. Holders.” Information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify to the Withholding Agent that you are a non-U.S. holder on an applicable IRS Form W-8 or a substantially similar form. Even without having executed an applicable IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker’s foreign office.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the notes through the underwriters listed in the table below. Wells Fargo Securities, LLC, Citigroup Global Markets Inc., PNC Capital Markets and RBC Capital Markets, LLC are the representatives of the underwriters. Subject to the terms and conditions of an underwriting agreement, we have agreed to sell to each of the underwriters named below, severally and not jointly, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Citigroup Global Markets Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
BofA Securities, Inc.
BMO Capital Markets Corp.
Mizuho Securities USA LLC
Regions Securities LLC
SMBC Nikko Securities America, Inc.
Samuel A. Ramirez & Company, Inc.
Morgan Stanley & Co. LLC
U.S. Bancorp Investments, Inc.
UBS Securities LLC
Total		$500,000,000
The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes and the guarantees, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of    % of the principal amount per note. The underwriters may allow, and the dealers may reallow, a discount not in excess of    % of the principal amount per note. After the initial public offering, the public offering price, concessions and discount may be changed. In connection with this offering, certain of the underwriters and securities dealers may distribute prospectuses electronically.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.
Underwriting Discount Paid by Us
Per Note		%
Underwriting Discount	$
We estimate our expenses in connection with this offering (excluding the underwriting discount) will be approximately $1.5 million and will be payable by us.
The notes constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of or any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities at any time.
We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described in the preceding paragraph may have on the price of any notes. In addition, we and the underwriters make no representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.
We have agreed that, for a period of 30 days from the date of the underwriting agreement, we will not, without the prior written consent of a majority of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, relating to, or announce the offering of, any debt securities issued or guaranteed by us and with a maturity of more than one year from the date of issue. This agreement does not prevent us from borrowing under our existing credit facility and does not prevent the incurrence or issuance of any secured debt, whether or not securitized, including in each case any related directly or indirect offer, sale, contract to sell, pledge or other disposition or filing or any public disclosure related thereto. The representatives, in their sole discretion, may release us from this agreement at any time without notice.
Extended Settlement
We expect that delivery of the notes will be made against payment thereof on or about June      , 2020, which will be the third business day following the pricing of the notes (such settlement cycle being herein referred to as “T + 3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T + 3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing of the notes should consult their own advisor.

Conflicts of Interest
Affiliates of certain of the underwriters, including Wells Fargo Securities, LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC, are lenders under our revolving credit facility, and affiliates of Wells Fargo Securities, LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and Regions Securities LLC are lenders under our $250.0 million term loan. These affiliates will receive pro rata portions of the net proceeds from this offering used to repay our $250.0 million term loan and reduce outstanding borrowings under our revolving credit facility. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.
U.S. Bancorp Investments, Inc. is an affiliate of the trustee.
Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
First Hawaiian Bank is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105,

the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with these offerings.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, will issue an opinion about the legality of the notes and the related guarantees and as to certain matters of Delaware, Massachusetts and New York law. Sidley Austin LLP, New York, New York, the underwriters’ lawyers, will also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon an opinion of Venable LLP, Baltimore, Maryland, and, as to certain matters of Indiana law, upon an opinion of Taft Stettinius & Hollister LLP, Cincinnati, Ohio. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP also represents RMR LLC, which is our manager, Five Star and certain of their affiliates and related parties on various matters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.dhcreit.com. Website addresses are included in this prospectus supplement as textual references only and the information on such websites, and any other information on such websites, and any information that is linked to our website (other than filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus supplement.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements included or incorporated by reference into this prospectus supplement relate to various aspects of our business, including:
•
The duration and severity of the economic downturn resulting from the COVID-19 pandemic and its impact on us, our tenants and our residents,

•
The likelihood and extent to which our tenants and residents will be negatively impacted by the COVID-19 pandemic and its aftermath and their ability to pay rent,

•
Our ability to pay distributions to our shareholders and to sustain the amount of such distributions,

•
The ability of Five Star, the manager of our managed senior living communities, to manage our senior living communities during the COVID-19 pandemic and to manage them profitably and maintain or increase our returns from our managed senior living communities,

•
Whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services,

•
Our ability to retain our existing tenants, attract new tenants and maintain or increase current rental rates on terms as favorable to us as our prior leases,

•
The credit qualities of our tenants,

•
Our ability to compete for tenancies and acquisitions effectively,

•
Our ability to maintain and increase occupancy, revenues and NOI at our properties,

•
Our expectations regarding the impact of the COVID-19 pandemic on our tenants, the healthcare sector and our financial condition,

•
The expectation that, as a result of the COVID-19 pandemic, overall tenant retention levels may increase,

•
Our acquisitions and sales of properties,

•
Our ability to raise debt or equity capital,

•
Our ability to complete our target dispositions in accordance with our stated plan,

•
The future availability of borrowings under our revolving credit facility,

•
Our policies and plans regarding investments, financings and dispositions,

•
Our ability to pay interest on and principal of our debt,

•
Our ability to appropriately balance our use of debt and equity capital,

•
Our credit ratings,

•
Our expectation that we benefit from our relationships with RMR LLC, and The RMR Group Inc., or RMR Inc., the managing member of RMR LLC,

•
Our qualification for taxation as a REIT, and

•
Other matters.

Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, FFO, normalized FFO, NOI, cash flows, liquidity and prospects include, but are not limited to:
•
The impact of the COVID-19 pandemic and its aftermath on us and our tenants and manager,

•
The impact of conditions in the economy and the capital markets on us and our tenants and manager,

•
Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

•
Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes,

•
Competition within the healthcare and real estate industries, particularly in those markets in which our properties are located,

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Actual and potential conflicts of interest with our related parties, including our Managing Trustees, Five Star, RMR LLC, RMR Inc. and others affiliated with them, and

•
Acts of terrorism, outbreaks of pandemics, including the COVID-19 pandemic, or other manmade or natural disasters beyond our control.

For example:
•
If the severity of the COVID-19 pandemic continues for an extended period or if business activity and the economy fail to sufficiently improve if and when the negative impacts of the COVID-19 pandemic abate, we may realize sustained losses and liquidity challenges. Further, we may incur increased operating expenses, particularly at our senior living communities, for supplies and personnel to address the current COVID-19 pandemic and we may be prevented from accepting additional residents at certain of our senior living communities if we become restricted from doing so due to the COVID-19 pandemic. In addition, recent and upcoming debt maturities, including our $200.0 million unsecured senior notes that we redeemed on April 15, 2020 and our $250.0 million aggregate principal term loan that matures on June 12, 2020, but is subject to a possible six-month extension, will reduce our available liquidity to fund our operations and would challenge our belief that our liquidity and capital resources will be sufficient to meet our operating and capital expenses, pay debt service obligations and make distributions to our shareholders for the next 12 months and for the foreseeable future thereafter. In addition, under the current economic conditions, our tenants and manager may not be able to profitably operate their businesses at our properties, our tenants may become unable or unwilling to pay rent owed to us, or the manager of our senior living communities may be unable to generate our minimum returns for sustained periods. Additionally, our ability to borrow under our credit facility is subject to us satisfying financial and other covenants, and if we default under our credit facility or other debt obligations due to the impact of the COVID-19 pandemic or otherwise, we may be required to repay our outstanding borrowings and other debt. Further, although we have taken steps to enhance our ability to maintain sufficient liquidity, unanticipated events, such as emergencies in addition to, or as an expansion of, the current impact of the COVID-19 pandemic, may require us to expend amounts not currently planned,

•
The conversion of our previously existing master leases with Five Star for all of our senior living communities that Five Star leased, and termination and replacement of our previously existing management agreements and pooling agreements with Five Star for our senior living communities that Five Star managed, to new management agreements was a significant change in our business arrangements with Five Star and has resulted, and will likely continue to result in the future, in our realizing significantly different operating results from our senior living communities operated by Five Star, including increased variability in such results,

•
If Five Star fails to provide quality services at our senior living communities, the NOI generated by these communities may be adversely affected,

•
Five Star, the manager of our managed senior living communities, has experienced significant operating and financial challenges, resulting from a number of factors, some of which are beyond

Five Star’s control, and which challenges directly impact our operating results from our managed senior living communities, including, but not limited to:
•
The impact of the COVID-19 pandemic,

•
Increases in Five Star’s labor costs or in costs Five Star pays for goods and services,

•
Competition within the senior living industry,

•
Seniors delaying or forgoing moving into senior living communities or purchasing healthcare services,

•
The impact of changes in the economy and the capital markets on Five Star and its residents and other customers,

•
Changes in Medicare or Medicaid policies and regulations or the possible future repeal, replacement or modification of these or other existing or proposed legislation or regulations,

•
Increases in compliance costs,

•
Continued efforts by third party payers to reduce healthcare costs,

•
Increases in tort and insurance liability costs, and

•
Five Star’s exposure to litigation and regulatory and government proceedings due to the nature of its business.

•
If Five Star’s other operations are not profitable or if it does not operate our managed senior living communities successfully, it could become insolvent,

•
We own a significant number of Five Star common shares and we expect to own these shares for the foreseeable future. However, we may sell some or all of our Five Star common shares, or our ownership interest in Five Star may otherwise be diluted in the future,

•
On April 2, 2020, we reduced our regular quarterly distribution rate to $0.01 per common share ($0.04 per common share annually) due to the operating challenges and uncertain economic challenges as a result of the COVID-19 pandemic. Our distribution rate may be set and reset from time to time by our Board of Trustees. Our Board of Trustees will consider many factors when setting or resetting our distribution rate, including our historical and projected net income, normalized FFO, our then current and expected needs and availability of cash to pay our obligations, distributions which we may be required to pay to maintain our qualification for taxation as a REIT and other factors deemed relevant by our Board of Trustees in its discretion. Further, our projected cash available for distribution may change and may vary from our expectations. Accordingly, future distributions to our shareholders may be increased or decreased and we cannot be sure as to the rate at which future distributions will be paid,

•
Our ability to make future distributions to our shareholders and to make payments of principal and interest on our indebtedness depends upon a number of factors, including our future earnings, the capital costs we incur to lease and operate our properties and our working capital requirements. We may be unable to pay our debt obligations or to maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated,

•
We plan to selectively sell certain properties from time to time to fund future acquisitions and to strategically update, rebalance and reposition our investment portfolio, which we refer to as our capital recycling program. In addition, to reduce our leverage, we have sold properties and other assets and have identified additional properties to sell. We expect that the pace of our future asset sales will slow considerably because of current market conditions related to the COVID-19 pandemic. We cannot be sure we will sell any of these properties or what the terms or timing of any such sales may be. In addition, in the case of our capital recycling program, we cannot be sure that we will acquire replacement properties that improve the quality of our portfolio or our ability to increase our distributions to shareholders, and, we may sell properties at prices that are less than expected and less than their carrying values and therefore incur losses,

•
Contingencies in any acquisition and sale agreements that we may enter may not be satisfied and any acquisitions and sales pursuant to such agreements and any related management arrangements we may expect to enter may not occur, may be delayed or the terms of such transactions or arrangements may change,

•
We plan to conserve capital by deferring certain previously planned non-essential capital investments in order to maintain sufficient liquidity during the COVID-19 pandemic. We cannot be sure we will realize sufficient liquidity from this practice,

•
The essential capital investments we are making at our senior living communities and our plan to invest additional capital into our senior living communities to better position them in their respective markets in order to increase our future returns may not be successful and may not achieve our expected results. Our senior living communities may not be competitive, despite these capital investments,

•
Our redevelopment projects, including the approximately $100.0 million redevelopment of our three building life science campus located in the Torrey Pines submarket of San Diego, may not be successful and may cost more or take longer to complete than we currently expect. In addition, we may not realize the returns we expect from these projects and we may incur losses from these projects,

•
We may spend more for capital expenditures than we currently expect,

•
Our existing joint venture and any other joint ventures that we may enter may not be successful,

•
Our tenants may experience losses and default on their rent obligations to us,

•
Some of our tenants may not renew expiring leases, and we may be unable to obtain new tenants to maintain or increase the historical occupancy rates of, or rents from, our properties,

•
Our ability to grow our business and maintain or increase our distributions to shareholders depends in large part upon our ability to buy properties and arrange for their profitable operation or lease them for rents, less their property operating expenses, that exceed our capital costs. We may be unable to identify properties that we want to acquire and we may fail to reach agreement with the sellers and complete the purchase of any properties we do want to acquire. In addition, any properties we may acquire may not provide us with rents or revenues less property operating costs that exceed our capital costs or achieve our expected returns. If our cash flows are reduced and our leverage increases, we may need to sell additional properties,

•
Rents that we can charge at our properties may decline upon renewals or expirations because of changing market conditions or otherwise,

•
We expect to enter into additional management arrangements with Five Star for additional senior living communities that we own or may acquire in the future. However, we cannot be sure that we will enter into any additional management or other arrangements or transactions with Five Star,

•
Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions that we may be unable to satisfy,

•
Actual costs under our revolving credit facility or other floating rate debt will be higher than LIBOR plus a premium because of fees and expenses associated with such debt,

•
The maximum borrowing availability under our revolving credit facility and our $200.0 million term loan may be increased to up to $2.4 billion on a combined basis in certain circumstances. However, increasing the maximum borrowing availability under our revolving credit facility and this term loan is subject to our obtaining additional commitments from lenders, which may not occur,

•
We have the option to extend the maturity date of our revolving credit facility or our $250.0 million term loan upon payment of a fee and meeting other conditions; however, the applicable conditions may not be met,

•
The premiums used to determine the interest rate payable on our revolving credit facility and term loans and the facility fee payable on our revolving credit facility are based on our credit ratings. In March 2020, our issuer credit rating was downgraded as a result of which our revolving credit facility premium and facility fee increased,

•
We may be unable to repay our debt obligations when they become due,

•
We intend to conduct our business activities in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not succeed in this regard and we may not have reasonable access to capital,

•
Our percentage of NOI generated from properties where a majority of the revenues are derived from our tenants’ and residents’ private resources at any time may imply that we will maintain or increase the percentage of our NOI generated from private resources at our senior living communities. However, our residents and patients may become unable to fund our charges with private resources and we may be required or may elect for business reasons to accept or pursue revenues from government sources, which could result in an increased part of our NOI and revenue being generated from government payments and our becoming more dependent on government payments,

•
Circumstances that adversely affect the ability of seniors or their families to pay for our tenants’ and manager’s services, such as economic downturns, weak housing market conditions, higher levels of unemployment among our residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally could affect the profitability of our senior living communities,

•
It is difficult to accurately estimate tenant space preparation costs. Our unspent leasing related obligations may cost more or less and may take longer to complete than we currently expect, and we may incur increasing amounts for these and similar purposes in the future,

•
Our senior living communities are subject to extensive government regulation, licensure and oversight. We sometimes experience deficiencies in the operation of our senior living communities and some of our communities may be prohibited from admitting new residents or our license to continue operations at a community may be revoked. Also, operating deficiencies or a license revocation at one or more of our senior living communities may have an adverse impact on our ability to obtain licenses for, or attract residents to, our other communities,

•
We believe that our relationships with our related parties, including Five Star, RMR LLC, RMR Inc., ABP Trust and others affiliated with them may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize,

•
The business and property management agreements between us and RMR LLC have continuing 20 year terms. However, those agreements permit early termination in certain circumstances. Accordingly, we cannot be sure that these agreements will remain in effect for continuing 20 year terms,

•
Our current intent to repay our $250.0 million term loan and to reduce amounts outstanding under our revolving credit facility with the net proceeds from the offering of the notes is dependent on the closing of the offering and may not occur, and

•
This prospectus supplement states that we expect to issue and deliver the notes on or about June   , 2020. In fact, the issuance and delivery of the notes is subject to various conditions and contingencies as are customary in underwriting agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this offering may be delayed or may not be completed.

Currently unexpected results could occur due to many different circumstances, some of which are beyond our control, such as the COVID-19 pandemic and its aftermath, new legislation or regulations affecting our business or the businesses of our tenants or manager, changes in our tenants’ or manager’s revenues or costs, worsening or lack of improvement of our manager’s financial condition or changes in our tenants’ financial conditions, deficiencies in operations by a tenant or the manager of one or more of our senior living communities, changed Medicare or Medicaid rates, acts of terrorism, pandemics, natural disasters or changes in capital markets or the economy generally.
The information contained elsewhere in this prospectus supplement and in the accompanying prospectus and in our filings with the SEC, including under the caption “Risk Factors” beginning on page S-19 of this prospectus supplement, as well as in the “Risk Factors” section of our Annual Report and our Quarterly

Report, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust establishing Diversified Healthcare Trust, dated September 20, 1999, as amended and supplemented, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Diversified Healthcare Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Diversified Healthcare Trust. All persons dealing with Diversified Healthcare Trust in any way shall look only to the assets of Diversified Healthcare Trust for the payment of any sum or the performance of any obligation.

PROSPECTUS
DIVERSIFIED HEALTHCARE TRUST
Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants
Guarantees of Debt Securities of Diversified Healthcare Trust by Subsidiary Guarantors

Diversified Healthcare Trust, or we, us or our, or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:
•
debt securities;

•
guarantees by the Subsidiary Guarantors of debt securities of Diversified Healthcare Trust;

•
common shares of beneficial interest;

•
preferred shares of beneficial interest;

•
depositary shares; and

•
warrants.

The securities described in this prospectus may be offered and sold separately or in any combination and may include convertible or exchangeable securities.
This prospectus describes some of the general terms that may apply to these securities. The debt securities may be fully and unconditionally guaranteed on a joint and several basis by one or more of our wholly-owned subsidiaries, as described in this prospectus. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.
Our common shares of beneficial interest are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “DHC.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risk, including those described under “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 28, 2020.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” or “DHC” mean Diversified Healthcare Trust and its consolidated subsidiaries, unless the context otherwise requires. References in this prospectus to “Subsidiary Guarantors” means one or more of our wholly-owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

ii

OUR COMPANY
We are a real estate investment trust, or REIT, organized under Maryland law and own medical office and life science properties, senior living communities and other healthcare related properties throughout the United States. As of March 31, 2020, we owned 416 properties, including 24 properties classified as held for sale, located in 38 states and Washington, D.C., including one life science property owned in a joint venture arrangement in which we own a 55% equity interest. At March 31, 2020, the gross book value of our real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations and less impairment write downs, was $8.4 billion, including $287.4 million of gross book value classified as held for sale in our condensed consolidated balance sheet.
Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8350. Our website is www.dhcreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
RISK FACTORS
Investing in our securities involves certain risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, or our Annual Report, any subsequent Quarterly Report on Form 10-Q or Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward-looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.
SUMMARY SUBSIDIARY GUARANTOR FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)
The following table presents summarized financial information for us and the subsidiary guarantors, on a combined basis after elimination of (i) intercompany transactions and balances among us and the subsidiary guarantors and (ii) equity in earnings from, and any investments in, any of our non-guarantor subsidiaries:
	Year Ended December 31, 2019	Three Months Ended March 31, 2020
Real estate properties, net	$5,212,252	$5,185,677
Other assets, net	260,169	353,699
Total assets	$5,472,421	$5,539,376
Indebtedness, net	$2,815,796	$2,864,210
Other liabilities	182,092	275,888
Total liabilities	$2,997,888	$3,140,098

	Year Ended December 31, 2019	Three Months Ended March 31, 2020
Revenues	$888,704	$403,430
Expenses	819,054	369,687
(Loss) Income from continuing operations	(84,136)	14,162
Net (loss) income	(84,172)	14,605
Net (loss) income attributable to DHC	(84,172)	14,605
WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that are incorporated herein by reference, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements included or incorporated by reference into this prospectus relate to various aspects of our business, including:
•
The duration and severity of the economic downturn resulting from the COVID-19 pandemic and its impact on us, our tenants and our residents,

•
The likelihood and extent to which our tenants and residents will be negatively impacted by the COVID-19 pandemic and its aftermath and their ability to pay rent,

•
Our ability to pay distributions to our shareholders and to sustain the amount of such distributions,

•
The ability of Five Star Senior Living Inc., or Five Star, the manager of our managed senior living communities, to manage our senior living communities during the COVID-19 pandemic and to manage them profitably and maintain or increase our returns from our managed senior living communities,

•
Whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services,

•
Our ability to retain our existing tenants, attract new tenants and maintain or increase current rental rates on terms as favorable to us as our prior leases,

•
The credit qualities of our tenants,

•
Our ability to compete for tenancies and acquisitions effectively,

•
Our ability to maintain and increase occupancy, revenues and net operating income, or NOI, at our properties,

•
Our expectations regarding the impact of the COVID-19 pandemic on our tenants, the healthcare sector and our financial condition,

•
The expectation that, as a result of the COVID-19 pandemic, overall tenant retention levels may increase,

•
Our acquisitions and sales of properties,

•
Our ability to raise debt or equity capital,

•
Our ability to complete our target dispositions in accordance with our stated plan,

•
The future availability of borrowings under our revolving credit facility,

•
Our policies and plans regarding investments, financings and dispositions,

•
Our ability to pay interest on and principal of our debt,

•
Our ability to appropriately balance our use of debt and equity capital,

•
Our credit ratings,

•
Our expectation that we benefit from our relationships with The RMR Group LLC, or RMR LLC, and The RMR Group Inc., or RMR Inc., the managing member of RMR LLC,

•
Our qualification for taxation as a real estate investment trust, or REIT, and

•
Other matters.

Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds from operations, or FFO, attributable to common shareholders, normalized FFO attributable to common shareholders, NOI, cash flows, liquidity and prospects include, but are not limited to:
•
The impact of the COVID-19 pandemic and its aftermath on us and our tenants and manager,

•
The impact of conditions in the economy and the capital markets on us and our tenants and manager,

•
Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

•
Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes,

•
Competition within the healthcare and real estate industries, particularly in those markets in which our properties are located,

•
Actual and potential conflicts of interest with our related parties, including our Managing Trustees, Five Star, RMR LLC, RMR Inc. and others affiliated with them, and

•
Acts of terrorism, outbreaks of pandemics, including the COVID-19 pandemic, or other manmade or natural disasters beyond our control.

For example:
•
If the severity of the COVID-19 pandemic continues for an extended period or if business activity and the economy fail to sufficiently improve if and when the negative impacts of the COVID-19 pandemic abate, we may realize sustained losses and liquidity challenges. Further, we may incur increased operating expenses, particularly at our senior living communities, for supplies and personnel to address the current COVID-19 pandemic and we may be prevented from accepting additional residents at certain of our senior living communities if we become restricted from doing so due to the COVID-19 pandemic. In addition, recent and upcoming debt maturities will reduce our available liquidity to fund our operations and would challenge our belief that our liquidity and capital resources will be sufficient to meet our operating and capital expenses, pay debt service obligations and make distributions to our shareholders for the next 12 months and for the foreseeable future thereafter. In addition, under the current economic conditions, our tenants and manager may not be able to profitably operate their businesses at our properties, our tenants may become unable or unwilling to pay rent owed to us, or the manager of our senior living communities may be unable to generate our minimum returns for sustained periods. Additionally, our ability to borrow under our credit facility is subject to us satisfying financial and other covenants, and if we default under our credit facility or other debt obligations due to the impact of the COVID-19 pandemic or otherwise, we may be required to repay our outstanding borrowings and other debt. Further, although we have taken steps to enhance our ability to maintain sufficient liquidity, unanticipated events, such as emergencies in addition to, or as an expansion of, the current impact of the COVID-19 pandemic, may require us to expend amounts not currently planned,

•
The conversion of our previously existing master leases with Five Star for all of our senior living communities that Five Star leased, and termination and replacement of our previously existing management agreements and pooling agreements with Five Star for our senior living communities that Five Star managed, to new management agreements was a significant change in our business arrangements with Five Star and has resulted, and will likely continue to result in the future, in our realizing significantly different operating results from our senior living communities operated by Five Star, including increased variability in such results,
•
If Five Star fails to provide quality services at our senior living communities, the NOI generated by these communities may be adversely affected,

•
Five Star, the manager of our managed senior living communities, has experienced significant operating and financial challenges, resulting from a number of factors, some of which are beyond Five Star’s control, and which challenges directly impact our operating results from our managed senior living communities, including, but not limited to:

•
The impact of the COVID-19 pandemic,

•
Increases in Five Star’s labor costs or in costs Five Star pays for goods and services,

•
Competition within the senior living industry,

•
Seniors delaying or forgoing moving into senior living communities or purchasing healthcare services,

•
The impact of changes in the economy and the capital markets on Five Star and its residents and other customers,

•
Changes in Medicare or Medicaid policies and regulations or the possible future repeal, replacement or modification of these or other existing or proposed legislation or regulations,

•
Increases in compliance costs,

•
Continued efforts by third party payers to reduce healthcare costs,

•
Increases in tort and insurance liability costs, and

•
Five Star’s exposure to litigation and regulatory and government proceedings due to the nature of its business.

•
If Five Star’s other operations are not profitable or if it does not operate our managed senior living communities successfully, it could become insolvent,

•
We own a significant number of Five Star common shares and we expect to own these shares for the foreseeable future. However, we may sell some or all of our Five Star common shares, or our ownership interest in Five Star may otherwise be diluted in the future,

•
Our distribution rate may be set and reset from time to time by our Board of Trustees. Our Board of Trustees will consider many factors when setting or resetting our distribution rate, including our historical and projected net income, normalized FFO, our then current and expected needs and availability of cash to pay our obligations, distributions which we may be required to pay to maintain our qualification for taxation as a REIT and other factors deemed relevant by our Board of Trustees in its discretion. Further, our projected cash available for distribution may change and may vary from our expectations. Accordingly, future distributions to our shareholders may be increased or decreased and we cannot be sure as to the rate at which future distributions will be paid,

•
Our ability to make future distributions to our shareholders and to make payments of principal and interest on our indebtedness depends upon a number of factors, including our future earnings, the capital costs we incur to lease and operate our properties and our working capital requirements. We may be unable to pay our debt obligations or to maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated,

•
We plan to selectively sell certain properties from time to time to fund future acquisitions and to strategically update, rebalance and reposition our investment portfolio, which we refer to as our capital recycling program. In addition, to reduce our leverage, we have sold properties and other assets and have identified additional properties to sell. We expect that the pace of our future asset sales will slow considerably because of current market conditions related to the COVID-19 pandemic. We cannot be sure we will sell any of these properties or what the terms or timing of any such sales may be. In addition, in the case of our capital recycling program, we cannot be sure that we will acquire replacement properties that improve the quality of our portfolio or our ability to increase our distributions to shareholders, and, we may sell properties at prices that are less than expected and less than their carrying values and therefore incur losses,
•
Contingencies in any acquisition and sale agreements that we may enter may not be satisfied and any acquisitions and sales pursuant to such agreements and any related management arrangements we may expect to enter may not occur, may be delayed or the terms of such transactions or arrangements may change,

•
We plan to conserve capital by deferring certain previously planned non-essential capital investments in order to maintain sufficient liquidity during the COVID-19 pandemic. We cannot be sure we will realize sufficient liquidity from this practice,

•
The essential capital investments we are making at our senior living communities and our plan to invest additional capital into our senior living communities to better position them in their respective markets in order to increase our future returns may not be successful and may not achieve our expected results. Our senior living communities may not be competitive, despite these capital investments,

•
Our redevelopment projects may not be successful and may cost more or take longer to complete than we currently expect. In addition, we may not realize the returns we expect from these projects and we may incur losses from these projects,

•
We may spend more for capital expenditures than we currently expect,

•
Our existing joint venture and any other joint ventures that we may enter may not be successful,

•
Our tenants may experience losses and default on their rent obligations to us,

•
Some of our tenants may not renew expiring leases, and we may be unable to obtain new tenants to maintain or increase the historical occupancy rates of, or rents from, our properties,

•
Our ability to grow our business and maintain or increase our distributions to shareholders depends in large part upon our ability to buy properties and arrange for their profitable operation or lease them for rents, less their property operating expenses, that exceed our capital costs. We may be unable to identify properties that we want to acquire and we may fail to reach agreement with the sellers and complete the purchase of any properties we do want to acquire. In addition, any properties we may acquire may not provide us with rents or revenues less property operating costs that exceed our capital costs or achieve our expected returns. If our cash flows are reduced and our leverage increases, we may need to sell additional properties,

•
Rents that we can charge at our properties may decline upon renewals or expirations because of changing market conditions or otherwise,

•
We expect to enter into additional management arrangements with Five Star for additional senior living communities that we own or may acquire in the future. However, we cannot be sure that we will enter into any additional management or other arrangements or transactions with Five Star,

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Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions that we may be unable to satisfy,

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Actual costs under our revolving credit facility or other floating rate debt will be higher than LIBOR plus a premium because of fees and expenses associated with such debt,

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The maximum borrowing availability under our revolving credit facility and our $200.0 million term loan may be increased to up to $2.4 billion on a combined basis in certain circumstances. However, increasing the maximum borrowing availability under our revolving credit facility and this term loan is subject to our obtaining additional commitments from lenders, which may not occur,

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We have the option to extend the maturity date of our revolving credit facility or our $250.0 million term loan upon payment of a fee and meeting other conditions; however, the applicable conditions may not be met,

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The premiums used to determine the interest rate payable on our revolving credit facility and term loans and the facility fee payable on our revolving credit facility are based on our credit ratings,

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We may be unable to repay our debt obligations when they become due,

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We intend to conduct our business activities in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not succeed in this regard and we may not have reasonable access to capital,

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Our percentage of NOI generated from properties where a majority of the revenues are derived from our tenants’ and residents’ private resources at any time may imply that we will maintain or increase the percentage of our NOI generated from private resources at our senior living communities. However, our residents and patients may become unable to fund our charges with private resources and we may be required or may elect for business reasons to accept or pursue revenues from government sources, which could result in an increased part of our NOI and revenue being generated from government payments and our becoming more dependent on government payments,

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Circumstances that adversely affect the ability of seniors or their families to pay for our tenants’ and manager’s services, such as economic downturns, weak housing market conditions, higher levels of unemployment among our residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally could affect the profitability of our senior living communities,

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It is difficult to accurately estimate tenant space preparation costs. Our unspent leasing related obligations may cost more or less and may take longer to complete than we currently expect, and we may incur increasing amounts for these and similar purposes in the future,

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Our senior living communities are subject to extensive government regulation, licensure and oversight. We sometimes experience deficiencies in the operation of our senior living communities and some of our communities may be prohibited from admitting new residents or our license to continue operations at a community may be revoked. Also, operating deficiencies or a license revocation at one or more of our senior living communities may have an adverse impact on our ability to obtain licenses for, or attract residents to, our other communities,

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We believe that our relationships with our related parties, including Five Star, RMR LLC, RMR Inc., ABP Trust and others affiliated with them may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize, and

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The business and property management agreements between us and RMR LLC have continuing 20 year terms. However, those agreements permit early termination in certain circumstances. Accordingly, we cannot be sure that these agreements will remain in effect for continuing 20 year terms.

Currently unexpected results could occur due to many different circumstances, some of which are beyond our control, such as the COVID-19 pandemic and its aftermath, new legislation or regulations affecting our business or the businesses of our tenants or manager, changes in our tenants’ or manager’s revenues or costs, worsening or lack of improvement of our manager’s financial condition or changes in our tenants’ financial conditions, deficiencies in operations by a tenant or the manager of one or more of our senior living communities, changed Medicare or Medicaid rates, acts of terrorism, pandemics, natural disasters or changes in capital markets or the economy generally.
The information contained elsewhere in this prospectus and in our Annual Report or in our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust establishing Diversified Healthcare Trust, dated September 20, 1999, as amended and supplemented, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Diversified Healthcare Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Diversified Healthcare Trust. All persons dealing with Diversified Healthcare Trust in any way shall look only to the assets of Diversified Healthcare Trust for the payment of any sum or the performance of any obligation.
USE OF PROCEEDS
Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.
Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
References in this “Description of Debt Securities and Related Guarantees” section to “we,” “us,” “our” or “DHC” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus and any guarantees of such debt securities by one or more of the Subsidiary Guarantors related thereto. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Indenture dated February 18, 2016, as from time to time hereafter amended, supplemented or otherwise modified, or our 2016 Indenture, or the forms of indentures which are filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued and any related guarantees, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities and any related guarantees. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities and any related guarantees to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities or such guarantees from those described below.
The debt securities sold under this prospectus will be direct obligations of DHC and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, may be senior or subordinated indebtedness and may be fully and unconditionally guaranteed on a joint and several basis by one or more of the Subsidiary Guarantors. Our debt securities and any related guarantees will be issued under one or more indentures between us and a trustee, including, if applicable, our 2016 Indenture. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to our 2016 Indenture and any future indentures and the debt securities and any related guarantees to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of DHC and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities (including our 2016 Indenture), one for the senior subordinated securities and one for the junior subordinated securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
Our 2016 Indenture provides, and we anticipate that any indenture will provide, that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
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the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

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the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

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the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

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the stated maturity date;

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any fixed or variable interest rate or rates per annum;

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whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

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the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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the date from which interest may accrue and any interest payment dates and any related record dates;

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the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;

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any sinking fund requirements;

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any provisions for redemption or repurchase, including the redemption or repurchase price;

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whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

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whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

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whether we will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

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whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

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whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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the subordination provisions, if any, relating to the debt securities;

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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

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any restriction or condition on the transferability of debt securities;

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any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

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any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.
Except as may be described in any prospectus supplement, our 2016 Indenture does not, and any future indenture will not, contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
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to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

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in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:
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we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

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immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters
Events of Default.   The term “event of default” for any series of debt securities means any of the following:
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we do not pay the principal of or any premium on a debt security of that series when due;

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we do not pay interest on a debt security of that series within 30 days after its due date;

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we do not deposit any sinking fund payment for that series within 30 days after its due date;

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we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

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we experience specified events of bankruptcy, insolvency or reorganization; or

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any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:
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you must give the trustee written notice that an event of default has occurred and is continuing;

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the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

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the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.
Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.
Modification of an Indenture
There are three types of changes we can make to the indentures and our debt securities:
Changes Requiring Your Approval.   First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:
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change the stated maturity of the principal of, or interest on, a debt security;

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reduce the principal of, or the rate of interest on, a debt security;

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reduce the amount of any premium due upon redemption;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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change the currency or place of payment on a debt security;

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impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

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in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

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waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

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modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of debt securities. These include:
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to evidence the assumption by a successor obligor of our obligations;

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to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

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to add any additional events of default for the benefit of holders of all or any series of debt securities;

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to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

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to add guarantees of or to secure all or any series of the debt securities;

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to establish the forms or terms of debt securities of any series;

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to evidence and provide for the acceptance of appointment of a successor trustee;

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to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

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to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

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to prohibit the authentication and delivery of additional series of debt securities;

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to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

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to comply with the rules of any applicable depositary; or

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to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under “—Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance
Discharge.   We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.
Full Defeasance.   We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:
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we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

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we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:
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your right to receive payments from the trust when payments are due;

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our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

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our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.   Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”
If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:
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most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

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any subordination provisions; and

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certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Subordination
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

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provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Guarantees
To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be fully, unconditionally and irrevocably guaranteed on a joint and several basis by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under a supplement to the applicable indenture. We will more fully describe the terms of any guarantee of any of our debt securities in the applicable prospectus supplement relating to those debt securities.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law
Our 2016 Indenture and any future indentures and our debt securities issued thereunder and any related guarantees are and will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
References in this “Description of Shares of Beneficial Interest” section to “we,” “us” or “our” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.
Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, $.01 par value per share, or common shares. As of May 27, 2020, we had 237,953,725 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established and is outstanding.
Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.
Common Shares
The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.
Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, holders of our common shares are entitled:
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to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees); and

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to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.
For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
Preferred Shares
The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.
General.   Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.
The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:
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the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

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the initial offering price of such preferred shares;

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relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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any redemption or sinking fund provisions of that class or series;

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any voting rights;

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any conversion or exchange provisions;

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any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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any procedures for any auction and remarketing;

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any listing of such preferred shares on any securities exchange; and

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any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.
The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.
For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.
Rank.   Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.
Distributions.   Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.
We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.
Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.
We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:
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distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

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conversions into or exchanges for junior shares;

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pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

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our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Trustees, officers or employees, or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.
Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.
Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.
Redemption.   We may have the right or may be required to redeem one or more classes or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference.   The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.
If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.
Voting Rights.   Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a single class, together with all other classes or series of preferred shares with similar voting rights) will be entitled to elect two additional Trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional Trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional Trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect Trustees, the entire Board of Trustees will be increased by two Trustees.
Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:
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authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

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amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.
The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.
As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.
Conversion and Exchange Rights.   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange preferred shares of any class or series into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
General
References in this “Description of Depositary Shares” section to “we,” “us” or “our” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.
Distributions
The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a class or series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each class or series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
•
all depositary shares have been redeemed;

•
there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•
each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.
Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
References in this “Description of Warrants” section to “we,” “us” or “our” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:
•
the offering price;

•
the currencies in which such warrants are being offered;

•
the number of warrants offered;

•
the securities underlying the warrants;

•
the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the date on which the warrants will expire;

•
the rights, if any, we have to redeem the warrants;

•
the name of the warrant agent; and

•
the other terms of the warrants.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS
We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.
Restrictions on Transfer and Ownership of Shares
Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of our outstanding shares or 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares. Our declaration of trust also prohibits (1) any person from beneficially or constructively owning our shares if that ownership would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify for taxation as a REIT and (2) any person from transferring our shares if the transfer would result in our shares being owned by fewer than 100 persons.
Our Board of Trustees, in its discretion, may exempt a person from the share ownership limitation if (1) it obtains such representations and undertakings from the person who makes a request therefor, as are reasonably necessary to ascertain that no individual’s ownership of shares would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify for taxation as a REIT; (2) such person does not and represents that it will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant; and (3) such person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in our declaration of trust) will result in such shares being automatically transferred to a charitable trust in accordance with our declaration of trust. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.
In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:
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the general reputation and moral character of the person requesting an exemption;

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whether the person’s ownership of shares would be direct or through ownership attribution;

•
whether the person’s ownership of shares would adversely affect our ability to acquire additional properties or engage in other business; and

•
whether granting an exemption would adversely affect any of our existing contractual arrangements.

Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the number of shares which would cause the violation shall (a) be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) if such transfer is not effective to prevent the violation of the ownership limitations, be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the charitable trust. The prohibited owner will not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions and will not possess any rights to vote.
Shares of beneficial interest held in the trust shall be issued and outstanding shares of beneficial interest. The trustee of the charitable trust shall have all voting rights and rights to distributions with respect to shares of beneficial interest held in the charitable trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of beneficial interest have been transferred to the trustee shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or other distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of beneficial interest held in the trust and, subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to a charitable trust, the trustee will sell the shares held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:
•
the prohibited owner will receive the lesser of:

(1)
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, in the case of a gift, devise or other similar transaction, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be transferred to the charitable trust; and

(2)
the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust.

•
any net sale proceeds in excess of the amount payable to the prohibited owner shall be immediately paid to the charitable beneficiary.

If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:
•
those shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares held in the charitable trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:
•
the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

•
the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.
Every owner of more than 5% of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of our shares which the owner beneficially owns and a description of the manner in which those shares are held. If the Code or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request, in good faith, in order to determine our qualification for taxation as a REIT, to ensure compliance with the foregoing share ownership limitations and determine our compliance with the requirements of any taxing authority or other governmental authority.
The restrictions in our declaration of trust described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.
The restrictions on transfer in our declaration of trust are intended to assist with our compliance with the requirements for qualification for taxation as a REIT under the Code and otherwise to promote our orderly governance. These restrictions do not apply to the Advisor (as defined in our declaration of trust) or its affiliates.
Trustees
Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of Trustees, but there may be not less than three nor more than seven Trustees. As of the date of this prospectus, our Board of Trustees consists of six Trustees.
Our declaration of trust previously divided our Board of Trustees into three classes, with shareholders electing the Trustees of each class for three year terms and only one class of Trustees being elected each year. Pursuant to an amendment to our declaration of trust approved at our 2020 annual meeting of shareholders, effective at our 2021 annual meeting of shareholders, Trustees of the class of Trustees whose term expires at that annual meeting of shareholders or that expires at a subsequent annual meeting of shareholders will be elected to serve one-year terms, and all of our Trustees will be elected to serve one-year terms beginning with our 2023 annual meeting of shareholders. The Board classification provision, while still in effect, could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult.
There is no cumulative voting in the election of Trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares of beneficial interest which may be hereafter created, a plurality of all the votes cast by holders of shares of beneficial interest then outstanding and entitled to vote thereon at a meeting of shareholders shall be sufficient to elect a Trustee. Under our Governance Guidelines, if an incumbent Trustee does not receive a majority of the votes cast in an uncontested election, the Trustee will submit an offer to resign from the Board of Trustees. In such circumstance, the Nominating and Governance Committee of our Board of Trustees will make a recommendation to the Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken.
In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on our Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies.
Our declaration of trust and bylaws provide that a Trustee may be removed only for cause, subject to conditions, by the affirmative vote of the holders of not less than two-thirds of our common shares entitled to vote in the election of Trustees. This provision precludes shareholders from removing our incumbent Trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more Trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under “— Advance Notice of Trustee Nominations and New Business.” Under our bylaws, a Trustee may also be removed by the affirmative vote of all the remaining Trustees.

Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An “Independent Trustee” is one who is not an employee of our Advisor (as defined in our declaration of trust), who is not involved in our day to day activities, who meets the qualifications of an independent trustee under our declaration of trust and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of our Advisor or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.
Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders
Annual Meetings of Shareholders.   Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made (1) in our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures or the proxy access procedures set forth in our bylaws.
Under our bylaws, a shareholder’s written notice of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees or proposal of other business to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s notice.
Our bylaws set forth procedures for submission of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
•
requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

•
providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except as provided under the proxy access provisions of our bylaws, or our proxy access provisions, or to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

•
requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

•
requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

•
requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

•
providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

Special Meetings of Shareholders.   With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Proxy Access Nominations
Our bylaws contain proxy access provisions which permit any shareholder or group of up to 20 shareholders owning at least 3% of our outstanding shares of beneficial interest continuously for at least three years to nominate and include up to a specified number of Trustee nominees in our proxy materials for an annual meeting of shareholders. The maximum number of shareholder nominees permitted under these proxy access provisions shall not exceed the greater of two or 20% of the total number of Trustees in office as of the last day on which a shareholder nomination may be delivered; provided, however, that if we have a classified Board of Trustees and the size of our Board of Trustees is less than nine Trustees, the permitted number of shareholder nominees shall be reduced so that it does not exceed one-half of the number of Trustees to be elected at the meeting rounded down to the nearest whole number (but not lowered as a result of this proviso to less than one).
Under our proxy access provisions, a shareholder’s written notice of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting must be delivered to our Secretary at our principal executive offices not less than 120 days nor earlier than 150 days prior to the anniversary of the date of the proxy statement for the immediately preceding annual meeting of shareholders. Neither the postponement or adjournment of an annual meeting, nor the public disclosure of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s written notice.

The proxy access provisions in our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting, including, among other things:
•
requiring that any shareholder or group of up to 20 shareholders wishing to make a nomination (i) have continuously owned a number of our shares of beneficial interest that represents at least 3% of our outstanding shares of beneficial interest for at least three years, (ii) continue to own the requisite shares through the date of the annual meeting and (iii) meet all other requirements of our proxy access provisions;

•
requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the nominating shareholder(s);

•
requiring certain information, documentation, representations and undertakings be provided as to and/or by the nominating shareholder(s), including that the nominating shareholder(s) did not acquire and is (are) not holding any of our shares or other securities for the purpose or with the intent to change or influence control of us;

•
providing that the nominating shareholder(s) is (are) responsible for ensuring compliance with our proxy access provisions; and

•
providing that our proxy access provisions provide the exclusive method for a shareholder to include nominees for election to our Board of Trustees in our proxy materials.

Any shareholder nominee who is included in our proxy materials for a particular meeting but either (i) subsequently withdraws from or becomes ineligible or unavailable for election at such meeting or (ii) does not receive at least 20% of the votes cast in favor of such shareholder nominee’s election, will be ineligible for nomination under the proxy access provisions in our bylaws for the next two annual meetings. Such ineligibility under such proxy access provisions will not prevent any shareholder from otherwise nominating any person to our Board of Trustees pursuant to and in accordance with the advance notice provisions of our bylaws.
Meetings of Shareholders; Voting by Shareholders
Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees.
Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter unless such matter has been previously approved by our Board of Trustees, in which case the vote required for approval is a majority of votes cast at the meeting.
Under our declaration of trust, subject to the provisions of any class or series of our shares then outstanding, our shareholders are entitled to vote on the following matters: (1) the election of Trustees and the removal of Trustees; (2) any amendment to our declaration of trust; (3) termination of the Trust; (4) merger or consolidation of the Trust to the extent required by Title 8 of the Maryland General Corporation Law, or the MGCL, or the sale or disposition of substantially all our assets, in each case, to the extent a shareholder vote is required under the Maryland REIT Law, provided that such action has first been approved by our Board of Trustees; and (5) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our shareholders for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law.

Liability and Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust requires us, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former Trustee or officer of us or (2) any individual who, while a Trustee of us and at our request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our declaration of trust also permits us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability
Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.
Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and these provisions of our declaration of trust and bylaws apply to derivative actions brought against us in which the shareholder is not the prevailing party.
Arbitration and Exclusive Forum
Our bylaws provide that, with certain exceptions noted below, any party to a dispute, claim or controversy brought by a shareholder against us or any Trustee, officer, manager, agent or employee of us on such shareholder’s own behalf, on behalf of us or on behalf of any series or class of shares or shareholders, including derivative and class actions, all of which are referred to as disputes, may demand that the dispute be resolved through binding and final arbitration in accordance with the procedures set forth in our bylaws. If any party (including us) unilaterally makes an arbitration demand, arbitration of the dispute will be mandatory for all other parties to the dispute. These arbitration provisions do not apply to a request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our declaration of trust or our bylaws, in which case the exclusive forum provisions of our bylaws, which are described below, apply. Our shareholders agree, by virtue of becoming shareholders, that they are bound by our governing documents, including the arbitration provisions, as they may be amended from time to time. However, by agreeing to the arbitration provisions of our governing documents, our shareholders will not be deemed to have waived compliance by us with federal securities laws and the rules and regulations thereunder.
The arbitration provisions of our bylaws require the arbitration of such a dispute to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or the AAA, as modified in such bylaws. With limited exceptions, each party to such an arbitration is required to bear its own costs in the arbitration, and the arbitrators may not render an award that would include shifting of such costs or, in a derivative case, award any portion of our award to the claimant or the claimant’s attorneys. Our bylaws provide that an arbitration award may be appealed pursuant to the AAA’s Optional Arbitration Rules and that, following expiration of the appeal period, the award of the arbitrators or, in the case of an appeal, the award of the appeal tribunal, shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties relating to the dispute.
We believe that the arbitration provisions in our governing documents are enforceable under both state and federal law. Maryland state courts have upheld arbitration bylaws of REITs organized under the laws of Maryland. While no court has specifically addressed the enforceability of provisions in the governing documents of U.S. public companies that require their shareholders to arbitrate federal securities law claims against them, the Supreme Court has repeatedly upheld agreements to arbitrate other federal statutory claims, including those that implicate important federal policies. Nonetheless, some academics, legal practitioners and others are of the view that mandatory arbitration provisions in the governing documents of U.S. public companies for disputes arising under the federal securities laws are inconsistent with Section 14 of the Securities Act, other federal securities laws or the Private Securities Litigation Reform Act of 1995,

and not enforceable with respect to such disputes. Our shareholders, or others, may challenge the enforceability of the arbitration provisions of our bylaws, and it is possible that these provisions may ultimately be determined to be unenforceable.
The exclusive forum provision of our bylaws provides that the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us; (2) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer, manager, agent, or employee of us to us or our shareholders; (3) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees arising pursuant to Maryland law, our declaration of trust or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or our bylaws; or (4) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or to a dispute that has been referred to binding arbitration in accordance with our bylaws. The exclusive forum provision of our bylaws does not establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.
The arbitration and exclusive forum provisions of our governing documents may limit the ability of our shareholders to pursue litigation against us, or our Trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation. In addition, as described above, the arbitration provisions of our governing documents may limit the ability to collect attorneys’ fees or other damages in such litigation, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.
Transactions with Affiliates
Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our declaration of trust. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

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an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:
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the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
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one tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the company. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
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shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

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acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, subject to conditions, (2) vest in our Board of Trustees the exclusive power to fix the number of our Trustees, (3) require that only our Board of Trustees may fill vacancies on our Board of Trustees, and (4) vest in our Board of Trustees the exclusive power to call meetings of our shareholders.
Amendments to Our Declaration of Trust, Dissolution and Mergers
Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the action in question has been approved by a majority of our Board of Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions (subject to such exceptions) will be the majority of shares voted. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire Board of Trustees, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation, or the par value, of any class or series of our shares and the aggregate par value of our shares. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.
Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws
The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:
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the prohibition in our declaration of trust of any shareholder other than excepted holders and RMR LLC and its affiliates from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

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the division of our Trustees into classes, with two classes remaining with terms expiring in 2022 and 2023, respectively, which could delay a change of control of us (although effective at our 2021 annual meeting of shareholders, Trustees of the class of Trustees whose term expires at that annual meeting of shareholders or expires at a subsequent annual meeting of shareholders will be elected to serve one-year terms, and all of our Trustees will be elected to serve one-year terms beginning with our 2023 annual meeting of shareholders, with a majority of our current Trustees having terms expiring at our 2022 annual meeting of shareholders);

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shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees than for actions which are approved by our Trustees;

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the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

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the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

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required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

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limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

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the requirement that an individual Trustee may be removed only for cause, subject to conditions, by the affirmative vote of the holders of not less than two-thirds of our common shares entitled to vote in the election of Trustees or, with or without cause, by the affirmative vote of all the remaining Trustees;

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the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

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the requirement that amendments to our declaration of trust may be made only if approved by a majority of our Trustees;

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the business combination provisions of the MGCL, if the applicable resolution of our Board of Trustees is rescinded or if our Board’s approval of a combination is not obtained; and

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the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated.

In addition, our revolving credit and term loan agreements each also contain change in control provisions, which are further described below, and our business management and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.
For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.
Liability of Shareholders for Breach of Restrictions on Ownership
Our revolving credit facility and term loan agreements provide that a change in our control, as defined in those agreements and including RMR LLC ceasing to act as our business and property manager, constitutes a default under those agreements, and a default under those agreements could result in a cross-default under our senior unsecured notes or our other debt. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our revolving credit facility or term loan agreements or our other debt or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private or other transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.
PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as our or their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We or our selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder’s securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.
In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of Delaware, Massachusetts and New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain legal matters relating to Indiana law will be passed upon for us by Taft Stettinius & Hollister LLP. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR LLC, our manager, Five Star and certain of their affiliates on various matters. Venable LLP also represents Five Star on various matters.
EXPERTS
The consolidated financial statements of Diversified Healthcare Trust appearing in Diversified Healthcare Trust’s Annual Report (Form 10-K) for the year ended December 31, 2019 including the schedule appearing therein, and the effectiveness of Diversified Healthcare Trust’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Subsidiary Guarantors do not currently file separate reports, proxy statements or other information with the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.dhcreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus or related registration statement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

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our Current Reports on Form 8-K filed with the SEC January 2, 2020 and May 20, 2020;

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the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our definitive Proxy Statement for our 2020 Annual Meeting of Shareholders dated April 13, 2020; and

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the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8234, Attention: Investor Relations.

Diversified Healthcare Trust
$500,000,000          % Senior Notes Due 2025
PROSPECTUS SUPPLEMENT
May   , 2020
Wells Fargo Securities
Citigroup
PNC Capital Markets LLC
RBC Capital Markets
BofA Securities
BMO Capital Markets
Mizuho Securities
Regions Securities LLC
SMBC Nikko
Ramirez & Co., Inc.
Morgan Stanley
US Bancorp
UBS Investment Bank